EXHIBIT 10.18

                                                                  EXECUTION COPY

                             OPTIMAL ROBOTICS CORP.

                                   ("Optimal")

                                       and

                               TERRA PAYMENTS INC.

                                    ("Terra")

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                              COMBINATION AGREEMENT

                                      DATED

                                January 20, 2004

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS AND PRINCIPLES OF INTERPRETATION.........................3
   1.1   Definitions...........................................................3
   1.2   Certain Rules of Interpretation......................................11
   1.3   Entire Agreement.....................................................13
   1.4   Schedule.............................................................13
   1.5   Accounting Matters...................................................13
   1.6   Knowledge............................................................14

ARTICLE 2 THE TRANSACTION.....................................................14
   2.1   The Amalgamation.....................................................14
   2.2   Implementation Steps by Terra........................................14
   2.3   Implementation Steps by Optimal......................................15
   2.4   Joint Proxy Circular.................................................15
   2.5   Closing Matters......................................................16
   2.6   Securities Compliance................................................16
   2.7   Preparation of Filings, etc..........................................16
   2.8   Treatment of Stock Option Plans and Warrants.........................17

ARTICLE 3 REPRESENTATIONS AND WARRANTIES......................................18
   3.1   Representations and Warranties of Terra..............................18
   3.2   Representations and Warranties of Optimal............................33
   3.3   Survival.............................................................45

ARTICLE 4 COVENANTS...........................................................45
   4.1   Retention of Goodwill................................................45
   4.2   Covenants of Terra...................................................45
   4.3   Covenants of Optimal.................................................51
   4.4   Terra Covenants Regarding Non-Solicitation...........................53
   4.5   Matching Rights......................................................55
   4.6   Access to Information................................................56
   4.7   Optimal Board Designees..............................................57
   4.8   Optimal Covenant Regarding Non-Solicitation..........................57
   4.9   Indemnification......................................................57

ARTICLE 5 CONDITIONS..........................................................58
   5.1   Mutual Conditions Precedent..........................................58
   5.2   Additional Conditions Precedent to the Obligations of Optimal........59
   5.3   Additional Conditions Precedent to the Obligations of Terra..........60
   5.4   Notice and Cure Provisions...........................................62
   5.5   Satisfaction of Conditions...........................................63

ARTICLE 6 AMENDMENT AND TERMINATION...........................................63
   6.1   Amendment............................................................63
   6.2   Termination..........................................................64
   6.3   Break and Other Fees.................................................66
   6.4   Remedies.............................................................67


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE 7 GENERAL.............................................................67
   7.1   Notices..............................................................67
   7.2   Assignment...........................................................69
   7.3   Further Assurances...................................................69
   7.4   Expenses.............................................................69
   7.5   Public Notices.......................................................69
   7.6   Execution and Delivery...............................................70


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                              COMBINATION AGREEMENT

THIS AGREEMENT is made the 20th day of January, 2004

B E T W E E N :

                     OPTIMAL ROBOTICS CORP.

                     a corporation governed by the laws of Canada
                     ("Optimal")

                                     - and -

                     TERRA PAYMENTS INC.

                     a corporation governed by the laws of Canada
                     ("Terra")

RECITALS:

A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.1) and in accordance with the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Time (as defined in Section 1.1) (the "Act") Optimal and Terra intend to enter into a business combination transaction.

B. The Board of Directors of Terra (i) has determined that the Amalgamation (as defined in Section 1.1) and the other transactions contemplated herein (collectively, the "Transaction") are fair to, and in the best interests of, Terra and its shareholders, (ii) has approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement and
      (iii) has determined to recommend that the shareholders of Terra approve the Terra Resolution.

THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                          DEFINITIONS AND PRINCIPLES OF
                                 INTERPRETATION

1.1   Definitions

      In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

      "1933 Act" means the United States Securities Act of 1933;


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      "Acquisition Proposal" means any proposal or offer with respect to any merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid, tender offer, purchase of any assets representing greater than 25% of the fair market value of the Transaction, or purchase of more than 20% of the equity (or rights thereto) of Terra or a Subsidiary of Terra, or similar transactions or series of transactions involving Terra or any of its Subsidiaries, excluding the Transaction;

      "Act" has the meaning ascribed to it in the Recitals to this Agreement;

      "Affiliate" has the meaning ascribed to it under the Act;

      "Agreement" means this agreement, including all schedules, and all amendments or restatements as permitted, and references to "Article" or "Section" mean the specified Article or Section of this agreement;

      "Amalco" means the corporation continuing as a result of the Amalgamation;

      "Amalco Common Shares" means the common shares in the capital of Amalco;

      "Amalgamation" means the amalgamation of Optimal Subco and Terra pursuant to the provisions of the Act on the terms and subject to the conditions set out in the Amalgamation Agreement, subject to any amendments or variations thereto made in accordance with this Agreement;

      "Amalgamation Agreement" means an amalgamation agreement providing for the Amalgamation in form and content satisfactory to the Parties, acting reasonably;

      "Ancillary Documents" means the Schedules to this Agreement and any disclosure letters between the Parties as contemplated in this Agreement;

      "AOL Warrant" means a share purchase warrant issued by Terra to AOL Canada Inc. entitling the holder thereof to purchase up to 50,000 Terra Shares at an exercise price of $61.50 per share from the vesting date of such warrant until October 13, 2005;

      "Arm's Length" has the meaning that it has for purposes of the Income Tax Act (Canada);

      "Articles of Amalgamation" means the articles of amalgamation of Terra and Optimal Subco in respect of the Amalgamation that are required under the Act to be filed with the Director";

      "Balance Sheet" means the consolidated balance sheet of Terra as at March 31, 2003, forming part of the Financial Statements;

      "Break Fee" means $2,000,000;


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      "Business Day" means any day on which commercial deposit taking banks are generally open for business in Montreal, Quebec and New York, New York other than a Saturday, a Sunday or a day observed as a holiday in such locations under applicable Laws;

      "Change of Control" means any proposal or offer with respect to any transaction which would result in any Person or group acquiring ownership, directly or indirectly, beneficially or of record, of voting stock of Optimal representing more than 50% of the then outstanding stock of Optimal entitled to vote for members of the Optimal Board.

      "Confidentiality Agreement" means the confidentiality agreement dated January 8, 2004 between Terra and Optimal;

      "Contracts" means a contract, lease, instrument, note, bond, debenture, mortgage, agreement, arrangement or understanding to which a Party, or any of its subsidiaries, is a party or under which a Party or any of its subsidiaries is bound, has unfulfilled obligations or contingent liabilities or is owed unfulfilled obligations, whether known or unknown, whether asserted or not;

      "CVMQ" means the Commission des valeurs mobilieres du Quebec;

      "Director" means the Director appointed pursuant to the Act;

      "Disclosure Letter" means the disclosure letter provided by Terra to Optimal concurrently with the execution of the Agreement, in a form and with contents that is accepted by Optimal;

      "Dissent Rights" means the rights of dissent in respect of the Amalgamation under Section 190 of the Act;

      "EBS Warrant" means the warrant agreement dated April 1, 2003 between Terra and EBS Holding AG pursuant to which EBS Holding AG has the non-transferable option to receive 0.21 of a Terra Share for each Terra Share issued by Terra pursuant to the exercise of Terra Options granted prior to April 1, 2003, at an exercise price of $0.01 per 0.21 of a Terra Share so issued.

      "Effective Date" means the date shown on the certificate of Amalgamation to be issued under the Act giving effect to the Amalgamation;

      "Effective Time" has the meaning ascribed to it in Section 2.5;

      "End User Laws" means Laws or portions of Laws dealing with or pertaining to privacy, personal information, data protection, gaming, lotteries, gambling, contests, consumer protection, unfair business practices, adhesion contracts, unfair business practices, language, import and export restrictions, labeling, packaging and any other related Laws, including the Consumer Protection Act, S.Q., c. P-40.1 (Quebec), the Charter of French Language, S.Q., c. C-11


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      (Quebec), the Act Respecting the Protection of Personal Information in the
      Private Sector, S.Q., c. P-39.1 (Quebec), the Act Respecting a Legal Framework for Information Technology, S.Q., c. C-1.1 (Quebec), the Act Respecting Lotteries, Publicity Contests and Amusement Machines, S.Q., c. L-6 (Quebec) and the Information Protection and Electronic Documents Act (Canada);

      "Environmental Laws" means all applicable Laws relating to the environment and employee and public health and safety, including any such environmental Laws relating to a discharge, spill, emission or other release, whether actual or potential of any contaminant and any other applicable Laws;

      "Exchange Act" means the United States Securities Exchange Act of 1934;

      "Exchange Ratio" means 0.4532, being 0.4532 Optimal Shares for each Terra Share;

      "Financial Statements" means the audited consolidated financial statements of Terra for the fiscal year ended March 31, 2003, including the Balance Sheet and the notes to such statements and the unaudited consolidated financial statements of Terra for the six months ended September 30, 2003;

      "Governmental Authority" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) self-regulatory organization or stock exchange, including NASDAQ and TSX,
      (c) any subdivision, agent, commission, board, or authority of any of the foregoing, or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

      "Holders" means, when used with reference to the Terra Shares, the holders thereof shown from time to time in the register maintained by or on behalf of Terra in respect of such securities;

      "Intellectual Property" shall mean any or all of the following and all common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, re-extensions, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, processes, procedures, technical data, manuals, records and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (iv) domain names, uniform resource locators and other names and locators associated with the Internet, together with the goodwill associated therewith; (v) industrial designs or similar rights and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark


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      registrations and applications therefor, together with the goodwill associated therewith; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable);

      "Joint Circular" has the meaning ascribed thereto in Section 2.4;

      "Laws" means all applicable laws (including common law), statutes, regulations, statutory rules, orders, ordinances, policies and notices having the force of law, and the terms and conditions of any approvals, licences or judgments of any applicable published notes and policies of any Governmental Authority having the force of law, and the term "applicable", with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

      "Material Adverse Change" means, with respect to any Party, any change, effect, event or occurrence with respect to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or prospects of such Party or those of its subsidiaries that is, or could reasonably be expected to be, material and adverse to such Party and its subsidiaries on a consolidated basis; provided, however, that changes in the trading price for such Party's shares shall not constitute, or be considered in determining the existence of, a Material Adverse Change;

      "Material Adverse Effect" when used in connection with a Party, means any effect of a Material Adverse Change relating to such Party;

      "material fact" has the meaning ascribed to it under the Securities Act (Ontario);

      "Meetings" means the Optimal Meeting and the Terra Meeting;

      "NASDAQ" means The NASDAQ Stock Market;

      "New Terra Option" has the meaning ascribed thereto in Section 2.8;

      "Optimal Balance Sheet" means the consolidated balance sheet of Optimal as at December 31, 2002, forming part of the Optimal Financial Statements;

      "Optimal Benefit Plans" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Optimal or its Subsidiaries is a party or bound by or under which Optimal or its Subsidiaries has, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any of its employees or former employees (or any spouses, dependants,


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      survivors or beneficiaries of any such employees or former employees), directors or officers, individuals working on contract with Optimal or its Subsidiaries or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such person;

      "Optimal Board" has the meaning ascribed to it in Section 4.7;

      "Optimal Disclosure Letter" means the disclosure letter provided by Optimal to Terra concurrently with the execution of this Agreement in a form and with contents that is accepted by Terra;

      "Optimal Financial Statements" means the audited consolidated financial statements of Optimal for the fiscal year ended December 31, 2002, including the Optimal Balance Sheet and the notes thereto and the unaudited consolidated financial statements of Optimal for the nine months ended September 30, 2003;

      "Optimal Meeting" means the annual and special meeting of Optimal Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Laws and this Agreement to consider, among other things, the Optimal Resolution;

      "Optimal Meeting Date" has the meaning ascribed to it in Section 2.3(a);

      "Optimal Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Optimal or any of its Subsidiaries and that is material to the conduct of Optimal's business;

      "Optimal Resolution" means the resolution of the Optimal Shareholders to authorize the issue of the Optimal Shares in order to implement the Transaction;

      "Optimal Shareholders" means all of the holders of securities of Optimal entitled to vote in respect of the Optimal Resolution;

      "Optimal Shares" means the Class "A" shares in the capital of Optimal;

      "Optimal Subco" means a wholly-owned subsidiary of Optimal to be incorporated under the laws of Canada for the purpose of amalgamating with Terra pursuant to the Amalgamation Agreement;

      "OSC" means the Ontario Securities Commission;

      "Outside Date" means, subject to Section 5.4(b), May 31, 2004 or such later date as may be mutually agreed by the Parties;

      "Party" or "Parties" means a signatory or the signatories to this Agreement, respectively;


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      "Person" includes any individual, sole proprietorship, partnership, firm, entity, limited partnership, limited liability company, unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body, corporation, or Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

      "Pre-Effective Date Period" means the period from the time of the execution and delivery of this Agreement between the Parties and the closing of the Transaction on the Effective Date, subject to the earlier termination of this Agreement in accordance with its terms;

      "Publicly Disclosed by Optimal" means disclosed by Optimal in a public filing made by it with the SEC or the OSC on the EDGAR or SEDAR systems, respectively, from December 31, 2002 to the date hereof;

      "Publicly Disclosed by Terra" means disclosed by Terra in a public filing made by it with the CVMQ on the SEDAR system from March 31, 2003 to the date hereof;

      "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority;

      "Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits, waivers, agreements, certificates and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may only be implemented if a prescribed time lapses following the giving of notice without an objection being made) of any Governmental Authority, the failure of which to be obtained would cause the consummation of the Transaction to result in the contravention or breach of any Laws, as set out in Schedule 3.1 to this Agreement;

      "Representatives" has the meaning ascribed to it in Section 4.6(a);

      "SEC" means the United States Securities and Exchange Commission;

      "Securities Act" means the Securities Act (Quebec);

      "subsidiary" or "Subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate, and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;


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      "Superior Proposal" means any bona fide written Acquisition Proposal that, in the good faith determination of the board of directors of Terra after consultation with its financial advisors and with outside counsel, (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, reasonably be expected to result in a transaction more favourable to the Terra Shareholders, from a financial point of view, than the Transaction;

      "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all surtaxes, capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, land transfer taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties and import and export duties or other taxes of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity or for which such entity is responsible;

      "Tax Act" means the Income Tax Act (Canada);

      "Tax Returns" means all returns, reports, claims for refund, declarations, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements and exhibits thereto, made, prepared, filed or required by any Governmental Authority to be made, prepared or filed in respect of Taxes;

      "Terra Benefit Plans" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Terra or its subsidiaries is a party or bound by or under which Terra or its Subsidiaries has, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any of its employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such employees or former employees), directors or officers, individuals working on contract with Terra or its subsidiaries or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such person;

      "Terra Broker Warrants" means the 186,667 broker warrants to purchase an aggregate of 186,667 units at an exercise price of $3.90 per unit at any time on or prior to December 19, 2005, each unit comprised of one Terra Share and one-half


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      of one common share purchase warrant, each whole common share purchase warrant exercisable for one Terra Share at an exercise price of $4.50 per share at any time on or prior to December 19, 2005;

      "Terra Documents" has the meaning given to it in Section 3.1(u);

      "Terra Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, Terra and its Subsidiaries and that is material to the conduct of Terra's business;

      "Terra Meeting" means the special meeting of Terra Shareholders, including any adjournment or postponement thereof, to be called and held to consider the Terra Resolution;

      "Terra Meeting Date" has the meaning given to it in Section 2.2(a);

      "Terra Options" means the options granted under the Terra Stock Option Plan to purchase Terra Shares;

      "Terra Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Terra or any of its Subsidiaries and that is material to the conduct of Terra's business;

      "Terra Resolution" means the special resolution of the Terra Shareholders, approving the Amalgamation in form and content satisfactory to the Parties, acting reasonably;

      "Terra Shareholders" means holders of Terra Shares;

      "Terra Shares" means the common shares in the capital of Terra;

      "Terra Stock Option Plan" means the Stock Option Plan of Terra, as amended to the date hereof;

      "Terra Warrants" means the 1,333,334 share purchase warrants to purchase an aggregate of 1,333,334 Terra Shares at an exercise price of $4.50 per share at any time on or prior to December 19, 2005 and the 93,333 common share purchase warrants underlying the Terra Broker Warrants;

      "Transaction" has the meaning ascribed to it in the Recitals to this Agreement; and

      "TSX" means The Toronto Stock Exchange Inc.

1.2   Certain Rules of Interpretation

      In this Agreement:


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      (a)   Consent - Whenever a provision of this Agreement requires an approval or consent, such approval or consent shall be provided in writing and if such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent. Unless otherwise specified, whenever a provision of this Agreement requires an approval or consent, such consent or approval shall not be unreasonably withheld by the Party that is requested to provide it.

      (b) Currency - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

      (c) Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable in the Province of Quebec.

      (d) Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      (e) Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

      (f) No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      (g) Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      (h) Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to the other Party or other circumstances.

      (i) Statutory references - A reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.

      (j) Time - Time is of the essence in the performance of the Parties' respective obligations.


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      (k)   Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

      (l) Subsidiaries - To the extent any covenants or agreements contained in this Agreement relate, directly or indirectly, to a Subsidiary of any Party, each such provision shall be construed as a covenant by such Party to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

1.3   Entire Agreement

      This Agreement, together with the agreements and other documents required to be delivered pursuant to this Agreement, constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, it being understood that the Confidentiality Agreement (except for sections 13 and 14 thereof) shall continue in full force and effect until the closing of the transactions contemplated hereby and shall survive any termination of this Agreement. No reliance has been made upon, and there are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

1.4   Schedule

      The schedule to this Agreement, as listed below, is an integral part of this Agreement:

      Schedule          Description
      --------          -----------
      3.1               Regulatory Approvals

1.5   Accounting Matters

      Unless otherwise stated, all accounting terms used in this Agreement in respect of any Party shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of any Party required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and such Party's past practice.


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1.6   Knowledge

      (a) Any reference to the knowledge of Optimal shall mean to the best of the knowledge, information and belief of the persons listed in the Optimal Disclosure Letter after reviewing all relevant records and making reasonable inquiries regarding the relevant matter of their direct reports.

      (b) Any reference to the knowledge of Terra shall mean to the best of the knowledge, information and belief of the persons listed in the Disclosure Letter after reviewing all relevant records and making reasonable inquiries regarding the relevant matter of their direct reports.

                                    ARTICLE 2
                                 THE TRANSACTION

2.1   The Amalgamation

      Subject to the terms and conditions of this Agreement, the Parties agree that Terra and Optimal Subco will amalgamate pursuant to the Act on the terms and conditions set forth herein, as a result of which, among other things, each Holder of Terra Shares will be entitled to receive the number of Optimal Shares per Terra Share equal to the Exchange Ratio.

      2.2 Implementation Steps by Terra

      Terra covenants in favour of Optimal that Terra shall:

      (a) subject to Section 2.4, convene and hold the Terra Meeting as soon as practicable after the date hereof, but in any case, before April 30, 2004 (the "Terra Meeting Date") for the purpose of considering the Terra Resolution and, with the consent of Optimal, for any other proper purpose as may be set out in the notice for such meeting;

      (b) subject to Section 4.5(a) and Section 5.4(b), except as required for quorum purposes, not postpone or cancel (or propose the adjournment, postponement or cancellation of) the Terra Meeting without Optimal's prior written consent, except as required by Law or by the Terra Shareholders;

      (c) use commercially reasonable efforts to solicit from the Terra Shareholders proxies in favour of the approval of the Terra Resolution, including, if so requested by Optimal, using the services of dealers and proxy solicitation services and take all other action that is necessary or desirable to secure the approval of the Terra Resolution by the Terra Shareholders, except to the extent that the Terra board of directors has changed its recommendation in accordance with the terms of this Agreement; and

      (d) subject to the satisfaction or waiver of the conditions herein contained in favour of each Party, on the date contemplated in
            Section 2.5, send to the Director, for immediate endorsement and filing by the Director, the Articles of Amalgamation and such other documents as may be required in connection therewith under the Act to give effect to the Transaction so that, on the Effective Date, Terra and Optimal Subco shall amalgamate and continue as one corporation under the Act on the terms and conditions set out in the Amalgamation Agreement.

2.3   Implementation Steps by Optimal

      Optimal covenants in favour of Terra that Optimal shall:

      (a) subject to Section 2.4, convene and hold the Optimal Meeting as soon as practicable after the date hereof, but in any case, before April 30, 2004 (the "Optimal Meeting Date") for the purpose of, among other things, considering the Optimal Resolution (and for any other proper purpose not in contravention of Section 4.3 as may be set out in the notice for such meeting);

      (b) subject to Section 5.4(b), except as required for quorum purposes or to enable the Optimal Meeting to occur on the same day as the Terra Meeting, in the event that the Terra Meeting is adjourned, postponed or cancelled, not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Optimal Meeting without Terra's prior written consent, except as required by Laws or by the Optimal Shareholders; and

      (c) use commercially reasonable efforts to solicit from the Optimal Shareholders proxies in favour of the approval of the Optimal Resolution in accordance with the practices generally followed in Optimal's jurisdiction in similar circumstances and to take all other action that is necessary to secure the approval of the Optimal Resolution by the Optimal Shareholders, except to the extent that the Optimal board of directors has changed its recommendation in accordance with the terms of this Agreement.

2.4   Joint Proxy Circular

      As promptly as reasonably practical after the execution of this Agreement, the Parties shall prepare and complete in consultation with each other, a joint proxy circular concerning the Transaction (the "Joint Circular"). As promptly as reasonably practicable thereafter, subject to obtaining any required Regulatory Approvals in connection with the mailing of the Joint Circular, each Party shall cause such Joint Circular and other documentation required in connection with the respective Meetings to be mailed to their respective securityholders in connection with the Meetings, and filed in all jurisdictions where the same is required, all in accordance with Laws. Each Party, to the extent required, shall also, as soon as reasonably practicable in consultation with the other Party, prepare, mail and file any unique materials required in connection with each Party's respective Meeting.

2.5   Closing Matters

      The Effective Date shall be the third Business Day following the later of the Optimal Meeting Date, the Terra Meeting Date and the date upon which the last Regulatory Approval is obtained, or such later date as the Parties may agree in writing. Closing shall take place at the offices of Osler, Hoskin & Harcourt LLP, 1000 de La Gauchetiere Street West, Suite 2100, Montreal, Quebec H3B 4W5 at 9:00 a.m. on the Effective Date (the "Effective Time") or at such other place, date and time as the Parties shall agree. Each of Optimal and Terra shall deliver, at the closing of the Transaction, such customary certificates, resolutions and other customary closing documents as may be required by the other Party, acting reasonably.

2.6   Securities Compliance

      Optimal shall use commercially reasonable efforts to obtain all orders, if any, required from applicable Canadian and United States securities regulatory authorities to permit the offer, sale and issuance of the Optimal Shares to be issued pursuant to the Transaction and to be issued upon exercise of the New Terra Options and to permit the resale of such Optimal Shares over NASDAQ or otherwise in the United States, without any hold period (subject to compliance with section 4(4) of the 1933 Act), qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Authority under any United States or Canadian federal, state, provincial or territorial securities or other United States or Canadian Laws or pursuant to the rules and regulations of any regulatory authority administering such United States or Canadian Laws, or the fulfilment of any other legal requirement in the United States or any such Canadian jurisdiction (other than, with respect to such resale, any restrictions on transfer by reason of a holder being a "control person" of Optimal for purposes of Canadian federal, provincial or territorial securities Laws or similar Laws in the United States).

2.7   Preparation of Filings, etc.

      (a) Each of Optimal and Terra shall furnish to the other all information that may be required under Law to be provided concerning such Party and its shareholders for the Joint Circular and the implementation of the other actions described in Section 2.4 and Section 2.6. Each Party covenants with the other that information to be furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with the Joint Circular, actions or otherwise in connection with the consummation of the Transaction will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or which is necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

      (b) Optimal and Terra shall each promptly notify the other if, at any time before the Effective Time, it becomes aware that the Joint Circular, an application for an order or any other document described in Section 2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Joint Circular or such application or other document. In any such event, Optimal and Terra shall cooperate in the preparation of a supplement or amendment to the Joint Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Optimal or Terra and/or filed with the relevant Governmental Authorities.

2.8   Treatment of Stock Option Plans and Warrants

      (a) Each Terra Option granted prior to the Effective Time that remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Terra Shares and as at and from the Effective Time shall represent an option (a "New Terra Option") to acquire, on the same terms and conditions as were applicable under the Terra Option that number of Optimal Shares determined by multiplying the number of Terra Shares subject to the Terra Option by the Exchange Ratio, rounded to the nearest whole Optimal Share, at a price per Optimal Share equal to the Terra Option per share exercise price divided by the Exchange Ratio (rounded off to the nearest cent);

      (b) From and after the Effective Time, the Terra Warrants, the Terra Broker Warrants, the EBS Warrant and the AOL Warrant shall cease to represent a right to acquire Terra Shares and shall represent a warrant to acquire, on the same terms and conditions as were applicable under such warrants that number of Optimal Shares determined by multiplying the number of Terra Shares subject to the Terra Warrants, the Terra Broker Warrants, the EBS Warrant and the AOL Warrant, as the case may be, by the Exchange Ratio (rounded to the nearest whole Optimal Share other than in respect of the EBS Warrant which shall be dealt with accordance with section 2.6 thereof) at a price per Optimal Share equal to the applicable per share exercise price divided by the Exchange Ratio (rounded off to the nearest cent);

      (c) Prior to the Effective Date and conditional upon the consummation of the Transaction, Terra shall grant to certain of its employees Terra Options to acquire in the aggregate 1,289,720 Terra Shares on the terms and conditions set out in the Disclosure Letter. The allocation of such Terra Options among Terra employees shall be determined by mutual agreement of Terra and Optimal, acting reasonably;

      (d) Prior to the Effective Date, the employees of Terra listed in the Disclosure Letter shall have agreed to waive acceleration of the vesting of the Terra Options held by them which results from the completion of the Transaction, and shall have agreed that all Terra Options held by them, whether or not then vested, will vest on the same dates and in the same proportions as the first options issued to any senior officer of Optimal following the date of this Agreement.

      (e) As soon as practicable after the Effective Time, Optimal shall deliver or cause to be delivered to the holders of New Terra Options, Terra Warrants, Terra Broker Warrants, the EBS Warrant and the AOL Warrant appropriate notices setting forth such holders' rights pursuant to the Terra Stock Option Plan and such other options and warrants, and agreements evidencing the New Terra Options and such other amended options and warrants as altered in accordance with Section 2.8(a) and Section 2.8(b) and stating that such New Terra Options and other options and warrants have been assumed by Optimal and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8); and

      (f) No later than five Business Days from the Effective Date, Optimal shall either amend its registration on Form S-8 filed with the SEC or file a new registration statement on Form S-8 with the SEC with respect to the Optimal Shares issuable upon the exercise of New Terra Options and shall maintain the effectiveness of such registration statement for so long as the New Terra Options remain outstanding.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of Terra

      Terra represents and warrants to and in favour of Optimal as follows and acknowledges that Optimal is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

      (a) Organization. Each of Terra and its Subsidiaries has been duly incorporated or formed under the laws of its respective jurisdiction of incorporation, is validly existing and has all necessary corporate or legal power, authority, and capacity to own its property and assets and to carry on its business as currently owned and conducted. Except as set out in the Disclosure Letter, all Subsidiaries are wholly owned, directly or indirectly, by Terra. Except as set out in the Disclosure Letter, all of the outstanding shares and other ownership interests of its Subsidiaries which are held directly or indirectly by Terra are validly issued, fully paid and non-assessable, and except as set forth in the Disclosure Letter or for encumbrances in connection with security granted by Terra to its lenders in the ordinary course of business which are not in default, all such shares and other ownership interests are owned directly or indirectly by Terra, free and clear of all material liens, claims or encumbrances. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of Terra's Subsidiaries. The Disclosure Letter sets out the names and jurisdictions of incorporation of each of Terra's Subsidiaries.

      (b) Capitalization. The authorized capital of Terra consists of an unlimited number of Terra Shares and an unlimited number of preferred shares. As of the date hereof, there are 15,978,216 Terra Shares (and no more) and no preferred shares issued and outstanding. In addition, as at the date hereof, options to acquire an aggregate of not more than 995,045 Terra Shares have been granted and are outstanding under the Terra Stock Option Plan, 1,613,334 Terra Shares may be issued upon the exercise of the Terra Warrants, 50,000 Terra Shares may be issued upon the exercise of the AOL Warrant and up to 59,368 Terra Shares may be issued upon the exercise of the EBS Warrant. Except for such options, warrants and broker warrants as are described in the preceding sentence of this Section 3.1(b), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Terra or any of its Subsidiaries to issue or sell any shares of Terra or of any such Subsidiary or securities or obligations of any kind convertible into or exchangeable for any shares of Terra or any of its Subsidiaries. All outstanding Terra Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Terra or any of its Subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the Holders of the Terra Shares on any matter. Except as set out in the Disclosure Letter, neither Terra nor any of its Subsidiaries have any obligation to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of Terra Subsidiaries. No holder of securities issued by Terra or any of its Subsidiaries has any right to compel Terra to register or otherwise qualify securities for public sale in Canada or the United States or elsewhere.

      (c)   Authority and No Violation.

            (i) Terra has the necessary corporate power, authority and capacity to enter into, and to perform its obligations under, this Agreement.

                  The execution and delivery of this Agreement by Terra and the consummation by Terra of the transactions contemplated by this Agreement have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated under this Agreement, other than:

                  (A) with respect to the Joint Circular and other matters relating solely thereto, the approval of the board of directors of Terra; and

                  (B) with respect to the completion of the Amalgamation, the approval of the Terra Shareholders as described in
                        Article 2.

            (ii) This Agreement has been duly executed and delivered by Terra and constitutes a legal, valid and binding obligation of Terra, enforceable against Terra in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

            (iii) The board of directors of Terra has (A) unanimously determined as of the date hereof that the Transaction is fair to the Terra Shareholders and is in the best interest of Terra, (B) received a written opinion of Terra's financial advisor, McColl Partners, LLC, rendered to the board of directors of Terra and dated the date of this Agreement that, as of the date of the opinion and based upon and subject to the various assumptions and limitations set forth in the opinion, the Exchange Ratio for the Optimal Shares proposed to be received by the Terra Shareholders in exchange for their Terra Shares in connection with the Transaction is fair to Terra Shareholders from a financial point of view and (C) determined as of the date hereof to unanimously recommend that the Terra Shareholders vote in favour of the Terra Resolution. Terra's directors have advised Terra that they intend to vote Terra Shares held by them in favour of the Terra Resolution and will so represent in the Joint Circular.

            (iv) The authorization of this Agreement, the execution and delivery by Terra of this Agreement and the performance by it of its obligations hereunder and the completion of the Transaction will not, except as set out in the Disclosure
                  Letter:

                  (A) result (with or without notice or the passage of time) in a violation or breach of, or constitute a default under, require any consent to be obtained under or give rise to any third party right of termination, cancellation, acceleration, penalty or payment obligation or right of purchase or sale under, any provision of:

                        A. Terra's or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents or any agreement with a shareholder;

                        B. any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Terra; or

                        C. any Contract, licence, permit or government grant to which Terra or any of its Subsidiaries is party or by which it is bound, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Terra;

                  (B) give rise to any right of termination or acceleration of indebtedness of Terra or any of its Subsidiaries, or cause any such indebtedness to come due before its stated maturity, or cause any available credit of Terra or any of its Subsidiaries to cease to be available, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Terra;

                  (C) result in the imposition of any encumbrance, charge or lien upon any of Terra's assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Terra;

                  (D) restrict, hinder, impair or limit the ability of Terra or any of its Subsidiaries to carry on the business of Terra or any of its Subsidiaries as and where it is now being carried on, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Terra; or

                  (E) result in any payment (including retention, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Terra or any of its Subsidiaries or increase any benefits otherwise payable under any Terra Benefit Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

            (v) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority is required to be obtained by Terra and its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Terra of the Transaction other than (A) filings under the Act contemplated by this Agreement, (B) the Regulatory Approvals relating to Terra, (C) filings under the Securities Act, stock exchange rules and similar Laws as contemplated by this Agreement or to provide notice of the Transaction and (D) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Authority which, if not obtained, could not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a material affect on Terra.

      (d) Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada and applicable Laws. Such Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Terra as of the respective dates thereof and for the respective periods covered thereby applied on a basis consistent with the immediately prior period and throughout the periods indicated (except as may be indicated expressly in the notes thereto) and in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes applicable to audited year-end financial statements. Such Financial Statements reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Terra and its Subsidiaries on a consolidated basis.

      (e) Indebtedness for Borrowed Money and Contingent Liabilities. Except as set forth in the Disclosure Letter, or as Publicly Disclosed by Terra, or for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, neither Terra nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Terra. Neither Terra or any of its Subsidiaries has any indebtedness for borrowed money.

      (f) Absence of Certain Changes or Events. Except as set out in the Disclosure Letter or as Publicly Disclosed by Terra, since the date of the Balance Sheet each of Terra and its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not occurred:

            (i) a Material Adverse Change with respect to Terra or any circumstances or events that could individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Change with respect to Terra;

            (ii) any material damage, destruction or loss not fully covered by insurance;

            (iii) any redemption, repurchase or other acquisition of Terra
                  Shares by Terra or Terra Benefits Plans, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to Terra Shares;

            (iv) any increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any director, officer or employee of any increase in entitlements under, or general institution of, retention, severance or termination programs or pay other than annual increases consistent with past practice or as a result of promotions in the ordinary course of business;

            (v) any increase in or modification of any bonus, pension, retention, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of such directors, officers or employees other than annual increases consistent with past practice, as required under Law or as a result of promotions in the ordinary course of business;

            (vi) any acquisition or sale by it of any material asset(s) or investment except in the ordinary course of business with Subsidiaries or Arm's Length Persons consistent with past practice;

            (vii) a material change in the level of its accounts receivable or payable, or employees other than in the ordinary course;

           (viii) any entering into by it, or an amendment by it of, any material Contract other than in the ordinary course of business with subsidiaries or Arm's Length Persons consistent with past practice;

            (ix) relinquishment, termination or non-renewal by it of any material Contracts;

            (x) any creation or assumption by it of any hypothec, mortgage, pledge, security interest or lien or other encumbrance on any asset except to Arm's Length Persons in the ordinary course of business consistent with past practice;

            (xi) any resolution to approve a split, consolidation or reclassification of any of its outstanding shares;

            (xii) any change in its accounting methods, policies or practices or revaluation of assets;

           (xiii) any guarantee by it of the payment of material indebtedness or any incurrence by it of material indebtedness for money borrowed or any issue or sale by it of any debt securities or securities convertible or exchangeable for debt securities;

            (xiv) any satisfaction or settlement by it of any material claims or liabilities that were not reflected in the Balance Sheet, other than settlement of liabilities incurred in the ordinary course of business with Arm's Length Persons consistent with past practice;

            (xv) any entering into by it into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary cause of business consistent with past practice; or

            (xvi) any agreement by it to do any of the foregoing.

      (g) Books and Records. The financial books, records and accounts of Terra and its Subsidiaries, in all material respects, (i) have been maintained in accordance with accounting principles generally accepted in Canada on a basis consistent with prior periods, (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Terra and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Financial Statements. Terra has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and
            (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, or any other criteria applicable to such statements and (B) to maintain accountability for assets. Except as set out in the Terra Disclosure Letter, Terra's corporate minute books contain minutes of all meetings and resolutions of the directors and Terra Shareholders held, and full access thereto has been provided to Optimal with the exception of minutes relating to the Transaction.

      (h) No Defaults. Except as set out in the Terra Disclosure Letter, neither Terra nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any material Contract;

      (i) Customers and Suppliers. There is no single customer or supplier of Terra or its Subsidiaries, the loss of which would be material to Terra. Since September 30, 2003, there has been no termination or cancellation of, and no material adverse modification or change in, the business relationship with any customer or group of customers which individually or in the aggregate provided more than 5% of the consolidated gross revenues of Terra and its Subsidiaries for the twelve months ended December 31, 2003.

      (j) Litigation. Except as set out in the Disclosure Letter or Publicly Disclosed by Terra: (i) as of the date hereof, there is no claim, action, proceeding or investigation that has been commenced or, to the knowledge of Terra, threatened against Terra or any of its Subsidiaries before any Governmental Authority and, at the Effective Time, there will be no claim, action, proceeding or investigation that will have been commenced or, to the knowledge of Terra, threatened against Terra or any of its Subsidiaries before any Governmental Authority, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Terra or prevent or delay consummation of the Transaction; (ii) neither Terra nor any of its Subsidiaries, nor any of their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Terra or prevent or delay consummation of the Transaction; and (iii) neither Terra nor any of its Subsidiaries is subject to any material warranty, negligence, performance or other claims or disputes or potential claims or disputes in respect of products or services currently being delivered or previously delivered, and to the knowledge of Terra there are no events or circumstances which could reasonably be expected to give rise to any such claims or disputes or potential claims or disputes;

      (k) Restrictions on Business Activities. Except as set out in the Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon Terra or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any material business practice of Terra or any of its Subsidiaries, any acquisition of property by Terra or any of its Subsidiaries or the conduct of business by Terra or any of its Subsidiaries as currently conducted (including following the Transaction).

      (l)   Intellectual Property.

            (i) The Disclosure Letter contains a complete and accurate list of all Terra Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Terra

                  Registered Intellectual Property has been filed, applied for, issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any Terra Registered Intellectual Property. All items of Terra Registered Intellectual Property have been properly maintained and, where applicable, renewed in accordance with the Laws of the jurisdictions in which such registration of intellectual property were made, except where the failure to maintain and renew the Terra Registered Intellectual Property could not reasonably be expected to have a Material Adverse Effect on Terra.

            (ii) No Terra Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Terra or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Terra Intellectual Property.

            (iii) Terra owns and has good and exclusive title to, each material item of Terra Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). All Intellectual Property necessary for or used in the business of Terra and its Subsidiaries which is not Terra Intellectual Property is used by Terra and its Subsidiaries with the consent of or license from the rightful owner thereof.

            (iv) Except as set out in the Disclosure Letter, neither Terra nor any of its Subsidiaries has transferred ownership of, or granted any license with respect to, any Intellectual Property that is Terra Intellectual Property, to any third party. All Terra Intellectual Property is in full force and effect and has not been used or enforced or failed to have been used or enforced in a manner that would result in abandonment, cancellation or unenforceability of any Terra Intellectual Property.

            (v) The Disclosure Letter lists all material contracts, licenses and agreements to which Terra or any of its Subsidiaries is a party: (A) with respect to Terra Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (B) pursuant to which a third party has licensed or transferred any material Intellectual Property to Terra.

            (vi) All material contracts, licenses and agreements relating to either (A) Terra Intellectual Property or (B) Intellectual Property of a third party licensed to Terra or any of its Subsidiaries, are in full force and effect. Except as disclosed in the Disclosure Letter, the Transaction will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Terra and its Subsidiaries is in material compliance with, and has not materially breached any term of, such contracts, licenses and agreements and, to the knowledge of Terra, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Effective Date, Terra will be permitted to exercise all of its rights under such contracts, licenses and agreements to the same extent it and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which it would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, will result in
                  (A) Terra granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to it, (B) Terra being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business, or (C) Terra being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Terra, prior to the Effective Date.

            (vii) Except as set out in the Disclosure Letter, the operation of the business of Terra and its Subsidiaries as such business currently is conducted, including (A) Terra's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Terra and its Subsidiaries and (B) Terra's use of any product, device or process, has not, does not and, to its knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practises under the laws of any jurisdiction.

           (viii) Except as set out in the Disclosure Letter, neither Terra nor any of its Subsidiaries has received notice from any third party that the operation of the business of Terra or any of its Subsidiaries or any act, product or service of Terra or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practises under the laws of any jurisdiction.

            (ix) To the knowledge of Terra, no Person has or is infringing or misappropriating any Terra Intellectual Property. Terra has not commenced legal proceedings relating to an infringement by any Person of Terra Intellectual Property.

            (x) Terra and each of its Subsidiaries has taken reasonable steps to protect Terra's and its Subsidiaries' rights in Terra's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Terra or any of its Subsidiaries, and, without limiting the foregoing, each of Terra and its Subsidiaries has enforced and currently enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Optimal and all current and former employees and contractors of Terra and any of its Subsidiaries have executed such an agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on Terra.

      (m)   Employment Matters.

            (i) Terra has provided Optimal with a true and complete list of all employees of Terra and its Subsidiaries as of the date hereof, including details regarding compensation.

            (ii) Except as set out in the Disclosure Letter or as Publicly Disclosed by Terra, neither Terra nor any of its Subsidiaries is a party to any agreement, obligation or understanding providing for severance or termination payments to any of their directors, officers or employees, other than any obligations of reasonable notice of termination or pay in lieu thereof under applicable Laws.

            (iii) Neither Terra nor any of its Subsidiaries is subject to any collective bargaining agreements, or subject to any application or threatened or apparent union organizing campaigns for employees not under a collective bargaining agreement, nor are there any current, pending or, to the knowledge of Terra, threatened strikes, work stoppages or lockouts at Terra or any of its Subsidiaries.

      (n)   Pension and Employee Benefits.

            Except as set out in the Disclosure Letter:

            (i) The Terra Benefit Plans comply in all material respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms;

            (ii) All of the Terra Benefit Plans that are pension plans are either (A) fully insured or (B) fully funded in accordance with applicable Laws on a going concern solvency basis and winding-up solvency basis. Neither Terra nor any of its Subsidiaries has received, or applied for, any payment of surplus out of any Terra Benefit Plan or any payment in respect of the demutualization of an insurer.

                  Neither Terra nor its Subsidiaries has taken any contribution or premium holidays under any Terra Benefit Plan except as permitted by applicable Laws and the terms of the Terra Benefit Plan;

            (iii) None of the Terra Benefit Plans, other than pension plans which only provide monetary retirement payments in accordance with the terms of such plans, provides benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependants of such employees, or such benefits have been properly accrued on the Financial Statements in accordance with generally accepted accounting principles;

            (iv) No event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Terra Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, penalties, payments or levies under applicable Laws;

            (v) There are no outstanding stock appreciation rights, phantom equity, profit saving plan or similar rights, agreements, arrangements or commitments payable to directors, officers or employees based upon the revenue, value, income or any other attribute of Terra or any of its Subsidiaries; and

            (vi) None of the Terra Benefit Plans is subject to the provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended.

      (o)   Tax Matters. Except as set out in the Disclosure Letter:

            (i) Terra and each of its Subsidiaries have filed, or caused to be filed, all Tax Returns required to be filed by them in the form and within the time prescribed under applicable Laws for so doing (all of which Tax Returns were true and complete). Terra and each of its Subsidiaries have duly and timely paid, collected, withheld and remitted all Taxes (including all instalments on account of Taxes) each of them is required to pay, collect, withhold or remit (respectively) and the Financial Statements contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such Financial Statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any

                  Tax Returns. On a consolidated basis, Terra has made adequate provision in accordance with generally accepted accounting principles in its books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such Financial Statements;

            (ii) All Tax Returns of Terra and its Subsidiaries have been assessed and all deficiencies proposed with respect to Terra and its Subsidiaries as a result of such assessments or reassessments of the Tax Returns have been paid or settled. There are no proceedings, investigations, audits or claims now pending or, to the knowledge of Terra, threatened against Terra or any of its Subsidiaries in respect of any material amount of Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to a material amount of Taxes. No written claim (or to the knowledge of Terra, other claims) has ever been made by a Governmental Authority in a jurisdiction where neither Terra nor any of its Subsidiaries file Tax Returns that Terra or any Subsidiary is or may be subject to taxation in that jurisdiction. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due or payable. Neither Terra nor any of its Subsidiaries has acquired property from another person for consideration, the value of which is less than the fair market value of the property acquired, in circumstances which could subject Terra or a Subsidiary, as applicable, to liability for any Taxes of such other person who was, at the time the property was acquired, a member of the same combined, affiliated, related or consolidated group, or under common control with Terra or any such Subsidiary (including pursuant to section 160 of the Tax
                  Act). Since December 31, 2000, none of Terra nor any of its Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which Terra or any of its Subsidiaries is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which Terra or any of its Subsidiaries is or may be liable; or (iii) Terra or any of its Subsidiaries is required to pay or remit any Taxes or amounts on account of Taxes. None of Terra nor any of its Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which any Governmental Authority may assess or collect Taxes for which Terra or any of its Subsidiaries is or may be liable. Neither Terra nor any of its Subsidiaries is a party to any tax sharing or other similar agreement or arrangement of any nature with any other Person (other than Terra or any of its Subsidiaries) pursuant to which Terra or any of the Subsidiaries has or could have any material liabilities in respect of Taxes, other than any liability arising under an agreement providing for the sale or other disposition of property by Terra or any of its Subsidiaries. Neither Terra nor any of its Subsidiaries has received a refund of any material amount of Taxes to which it was not entitled; and

            (iii) For purposes of this Section 3.1(o), the term "material amount of Taxes" shall mean an amount of Taxes that is material to Terra and its Subsidiaries taken as a whole.

      (p) Compliance with Laws. Except as set out in the Disclosure Letter, Terra and its Subsidiaries have complied in all material respects with and are not in violation of any Laws, including applicable End User Laws, other than non-compliance or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Terra. Without limiting the generality of the foregoing, all securities of Terra (including, all options, warrants, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, warrants, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

      (q) Licences, Etc. Terra and each of its Subsidiaries owns, possesses, or has obtained and is in compliance with, all material licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Authority necessary to conduct its business substantially as now conducted except where failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Terra.

      (r) Environmental. Except as set out in the Disclosure Letter or as Publicly Disclosed by Terra or for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Terra:

            (i) all operations of Terra and its Subsidiaries have been conducted and are now in compliance with all Environmental Laws; and

            (ii)  neither Terra nor any of its Subsidiaries is subject to:

                  (A) any Environmental Laws or terms of any environmental authorization, permit or licence which requires or may require any work, repairs, construction, change in business practices or operations, or expenditures; or

                  (B) any written demand, notice or order with respect to a breach of or liability under any Environmental Laws applicable to Terra or any of its Subsidiaries.

      (s) Property. Neither of Terra nor any of its Subsidiaries owns any immovable (real) property. Neither Terra nor any of its Subsidiaries is in default under any lease or sublease relating to immovable
            (real) property which could give any other party the right to terminate the lease or sublease, as the case may be.

      (t) Non-Arm's Length Transactions. Except as set out in the Disclosure Letter, there are no material Contracts or other transactions between Terra or any of its Subsidiaries, on the one hand, and any
            (i) officer or director of Terra or any of its Subsidiaries, (ii) any holder of record or beneficial owner of 5% or more of the voting securities of Terra, or (iii) any Affiliate or associate of any such officer, director or beneficial owner, on the other hand.

      (u) Reports. Terra has filed with the CVMQ, by posting upon the SEDAR system, true and complete copies of all forms, reports, schedules, statements and other documents required in accordance with applicable Laws to be filed by it in the last three years. (Such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Terra Documents".) The Terra Documents at the time filed (i) did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities Laws. Terra has not filed any confidential material change report with the CVMQ or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

      (v) Fees. The Disclosure Letter contains a true and complete list of of all agreements that could give rise to any claim for an advisory fee, success fee, brokerage commission, finder's fee or other like payment against Terra or any of its Subsidiaries in connection with the Transaction.

      (w) Insurance. Terra has made available to Optimal a true and correct summary of all material policies of insurance to which each of Terra and its Subsidiaries are a party or a beneficiary or named insured. Except as set out in the Disclosure Letter, Terra and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Terra and its Subsidiaries.

      (x) Cumulative Breach. The breaches, if any, of the representations made by Terra in this Agreement that would occur if all references in such representations to phrases concerning materiality were deleted, are not breaches that in the aggregate represent circumstances which
            (i) have or could reasonably be expected to have a Material Adverse Effect on Terra, or (ii) constitute or could reasonably be expected to constitute a Material Adverse Change in respect of Terra.

      (y) Investment Canada. Terra is not a financial institution within the meaning of the Investment Canada Act (Canada).

      (z) Inter-Company Guarantees. Except as set out in the Disclosure Letter, Terra has not guaranteed any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of any of its Subsidiaries nor has any Terra Subsidiary provided any such guarantee for any other Terra Subsidiary.

3.2   Representations and Warranties of Optimal

      Optimal represents and warrants to and in favour of Terra as follows and acknowledges that Terra is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

      (a) Organization. Each of Optimal and its Subsidiaries has been duly incorporated or formed under the laws of its respective jurisdiction of incorporation, is validly existing and has all necessary corporate or legal power, authority, and capacity to own its property and assets and to carry on its business as currently owned and conducted. Except as set out in the Optimal Disclosure Letter, all Subsidiaries of Optimal are wholly owned, directly or indirectly, by Optimal. All of the outstanding shares and other ownership interests of its Subsidiaries which are held directly or indirectly by Optimal are validly issued, fully paid and non-assessable, and except as set forth in the Optimal Disclosure Letter or for encumbrances in connection with security granted by Optimal to its lenders in the ordinary course of business which are not in default, all such shares and other ownership interests are owned directly or indirectly by Optimal, free and clear of all material liens, claims or encumbrances. Except as set out in the Optimal Disclosure Letter, there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of Optimal's Subsidiaries.

      (b) Capitalization. Optimal has sufficient authorized capital to issue all of the Optimal Shares that may be required to be issued under the transactions contemplated by this Agreement. As of the date hereof, there are 14,936,235 Optimal Shares (and no more) issued and outstanding. In addition, as at the date hereof, options to acquire an aggregate of not more than 8,500 Optimal Shares have been granted and are outstanding. Additional options to acquire Optimal Shares may be issued by Optimal to directors, senior officers and employees of Optimal prior to the Effective Time. Other than the foregoing, there are no outstanding securities having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Optimal Shares on any matter. There are no outstanding contractual obligations of Optimal to repurchase or acquire any Optimal Shares. Prior to the Effective Date, additional Optimal Shares may be issued in consideration for cash and other property.

      (c)   Authority and No Violation.

            (i) Optimal has the necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Optimal and the consummation by Optimal and its Subsidiaries of the transactions contemplated by this Agreement have been duly authorized by its board of directors and no other corporate proceedings on the part of Optimal are necessary to authorize this Agreement or the transactions contemplated under this Agreement, other than:

                  (A) with respect to the Optimal Meeting, the Joint Circular and other matters relating solely thereto, the approval of the Optimal Board; and

                  (B)   the approval of the Optimal Shareholders described in
                        Article 2.

            (ii) This Agreement has been duly executed and delivered by Optimal and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

            (iii) The Optimal Board has (A) unanimously determined as of the date hereof that the Transaction is in the best interests of Optimal, and (B) determined as of the date hereof to unanimously recommend that the Optimal Shareholders vote in favour of the Optimal Resolution. Optimal's directors have advised Optimal that they intend to vote Optimal Shares held by them in favour of the Optimal Resolution and will so represent in the Joint Circular.

            (iv) The approval of this Agreement, the execution and delivery by Optimal of this Agreement, and the performance by it of its obligations hereunder and the completion of the Transaction, will not:

                  (A) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                        A. Optimal's or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents;

                        B. any Laws (subject to obtaining the Regulatory Approvals), except to the extent that the violation or breach of, or failure to obtain any consent would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Optimal; or

                        C. any Contract, license, permit or government grant to which Optimal or any of its Subsidiaries is party or by which it is bound or is subject or is the beneficiary, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Optimal;

                  (B) give rise to any right of termination or acceleration of indebtedness of Optimal or any of its Subsidiaries, or cause any such indebtedness to come due before its stated maturity or cause any available credit of Optimal or any of its Subsidiaries to cease to be available, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Optimal;

                  (C) result in the imposition of any encumbrance, charge or lien upon any of Optimal's assets or the assets of any of its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Optimal; or

                  (D) restrict, hinder, impair or limit the ability of Optimal or any of its Subsidiaries to carry on business as and where it is now being carried on, except as would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Optimal.

            (v) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority is required to be obtained by Optimal and its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Optimal of the Transaction other than
                  (A) the Regulatory Approvals relating to Optimal; (B) filings under the Securities Act (Ontario), stock exchange rules or similar laws contemplated by this Agreement or to provide notice of the Transaction; (C) any filings required in connection with the issue of the Optimal Shares; (D) any orders or decisions obtained by Optimal from Canadian securities regulatory authorities prior to Closing; and (E) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Authority which are set out in the Optimal Disclosure Letter, or, with respect to (D) and (E) above, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to prevent or delay the Transaction or have a Material Adverse Effect on Optimal.

      (d) Reports. Optimal has filed with the OSC by posting on the SEDAR system and with the SEC by posting on the EDGAR system true and complete copies of all forms, reports, schedules, statements and other documents required in accordance with applicable Laws to be filed by it in the last three years. Such documents, at the time filed, (i) did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the requirements of applicable securities Laws. Optimal has not filed any confidential material change report with any securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

      (e) Financial Statements. The Optimal Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles and applicable Laws. The Optimal Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Optimal as of the respective dates thereof and for the respective periods covered thereby applied on a basis consistent with the immediately prior period and throughout the periods indicated (except as may be indicated expressly in the notes thereto) and in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes. The Optimal Financial Statements reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of

            Optimal and its Subsidiaries on a consolidated basis as of the date of the balance sheets contained in such statements.

      (f) Contingent Liabilities. Except as set forth in the Optimal Disclosure Letter, or as Publicly Disclosed by Optimal, or for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Optimal Balance Sheet, neither Optimal nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Optimal.

      (g) Absence of Certain Changes or Events. Except as Publicly Disclosed by Optimal or as set out in Optimal Disclosure Letter, since December 31, 2003 Optimal and each of its Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice.

      (h) Books and Records. Except as set out in the Optimal Disclosure Letter, the financial books, records and accounts of Optimal and its Subsidiaries, in all material respects, (i) have been maintained in accordance with accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior periods, (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Optimal and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Optimal Financial Statements. Optimal has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of Optimal Financial Statements in conformity with Canadian generally accepted accounting principles, or any other criteria applicable to such statements and
            (B) to maintain accountability for assets. Except as set out in the Optimal Disclosure Letter, Optimal's and its Subsidiaries' corporate minute books contain minutes of all meetings and resolutions of the directors and Optimal Shareholders held, and full access thereto has been provided to Terra with the exception of minutes relating to the Transaction.

      (i) Optimal Shares. The Optimal Shares to be issued upon the completion of the Transaction and upon the due exercise of the New Terra Options and the Terra Warrants in accordance with their terms, including the payment of the exercise price, will be duly and validly issued by Optimal on their respective dates of issue as fully paid and non-assessable securities and, subject to currently existing hold periods and compliance with section 4(4) of the 1933 Act, the Optimal Shares to be issued upon the completion of the Transaction and upon the due exercise of the New Terra Options will be freely tradable in the United States.

      (j) No Default. Neither Optimal nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would reasonably be expected to have a Material Adverse Effect on Optimal.

      (k) Customers and Suppliers. Since December 31, 2002, there has been no termination or cancellation of, and no material adverse modification or change in, the business relationship with any customer or group of customers which individually or in the aggregate provided more than 5% of the consolidated gross revenues of Optimal and its Subsidiaries for the twelve months ended December 31, 2003.

      (l) Litigation. Except as set out in the Optimal Disclosure Letter or Publicly Disclosed by Optimal: (i) there is no claim, action, proceeding or investigation that has been commenced or, to the knowledge of Optimal, threatened against Optimal or any of its Subsidiaries before any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on Optimal; (ii) neither Optimal nor any of its Subsidiaries, nor any of their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Optimal or prevent or delay consummation of the Transaction; and (iii) neither Optimal nor any of its Subsidiaries is subject to any material warranty, negligence, performance or other claims or disputes or potential claims or disputes in respect of products or services currently being delivered or previously delivered that could reasonably be expected to have a Material Adverse Effect on Optimal, and to the knowledge of Optimal there are no events or circumstances which could reasonably be expected to give rise to any such claims or disputes or potential claims or disputes.

      (m) Restrictions on Business Activities. Except as set out in the Optimal Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon Optimal or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any material business practice of Optimal or any of its Subsidiaries, any acquisition of property by Optimal or any of its Subsidiaries or the conduct of business by Optimal or any of its Subsidiaries as currently conducted (including following the Transaction).

      (n)   Intellectual Property.

            (i) The Optimal Disclosure Letter contains a complete and accurate list of all Optimal Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Optimal Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any Optimal Registered Intellectual Property.

            (ii) No Optimal Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Optimal or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Optimal Intellectual Property.

            (iii) Optimal owns and has good and exclusive title to, each material item of Optimal Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). All Intellectual Property necessary for or used in the business of Optimal and its Subsidiaries which is not Optimal Intellectual Property is used by Optimal and its Subsidiaries with the consent of or license from the rightful owner thereof.

            (iv) Except as set out in the Optimal Disclosure Letter, neither Optimal nor any of its Subsidiaries has transferred ownership of, or granted any license with respect to, any Intellectual Property that is material Optimal Intellectual Property, to any third party. All Optimal Intellectual Property is in full force and effect and has not been used or enforced or failed to have been used or enforced in a manner that would result in abandonment, cancellation or unenforceability of any Optimal Intellectual Property.

            (v) The Optimal Disclosure Letter lists all material contracts, licenses and agreements to which Optimal or any of its Subsidiaries is a party: (A) with respect to Optimal Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (B) pursuant to which a third party has licensed or transferred any material Intellectual Property to Optimal.

            (vi) All material contracts, licenses and agreements relating to either (A) Optimal Intellectual Property or (B) Intellectual Property of a third party licensed to Optimal or any of its Subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Optimal and its Subsidiaries is in material compliance with, and has not materially breached any term of, such contracts, licenses and agreements and, to the knowledge of Optimal, all other parties to such contracts, licenses and agreements are in compliance with, and not have materially breached any term of, such contracts, licenses and agreements. Following the Effective Date, Optimal will be permitted to exercise all of its rights under such contracts, licenses and agreements to the same extent it and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which it would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, will result in (A) Optimal granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to it, (B) Optimal being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business, or (C) Optimal being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Optimal, prior to the Effective Date.

            (vii) The operation of the business of Optimal and its Subsidiaries as such business currently is conducted, including (A) Optimal's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Optimal and its Subsidiaries and
                  (B) Optimal's use of any product, device or process, has not, does not and, to its knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practises under the laws of any jurisdiction.

           (viii) Except as set out in the Optimal Disclosure Letter or as Publicly Disclosed by Optimal, neither Optimal nor any of its Subsidiaries has received notice from any third party that the operation of the business of Optimal or any of its Subsidiaries or any act, product or service of Optimal or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practises under the laws of any jurisdiction.

            (ix) To the knowledge of Optimal, no Person has or is infringing or misappropriating any Optimal Intellectual Property. Optimal has not commenced legal proceedings relating to an infringement by any Person of Optimal Intellectual Property.

            (x) Optimal and each of its Subsidiaries has taken reasonable steps to protect Optimal's and its Subsidiaries' rights in Optimal's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Optimal or any of its Subsidiaries, and, without limiting the foregoing, each of Optimal and its Subsidiaries has enforced and currently enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement and all current and former employees and contractors of Optimal and any of its Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Optimal.

      (o)   Pension and Employee Benefits.

            Except as set out in the Optimal Disclosure Letter or as Publicly Disclosed by Optimal:

            (i) The Optimal Benefit Plans comply in all material respects with all applicable Laws and such plans have been administered in compliance with applicable Laws and their terms;

            (ii) All of the Optimal Benefit Plans that are pension plans are either (A) fully insured or (B) fully funded in accordance with applicable Laws on a going concern solvency basis and winding-up solvency basis. Neither Optimal nor any of its Subsidiaries has received, or applied for, any payment of surplus out of any Optimal Benefit Plan or any payment in respect of the demutualization of an insurer. Neither Optimal nor its Subsidiaries has taken any contribution or premium holidays under any Optimal Benefit Plan except as permitted by applicable Laws and the terms of the Optimal Benefit Plan;

            (iii) None of the Optimal Benefit Plans, other than pension plans which only provide monetary retirement payments in accordance with the terms of such plans, provides benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependants of such employees, or such benefits have been properly accrued on the Optimal Financial Statements in accordance with generally accepted accounting principles;

            (iv) No event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Optimal Benefit Plan being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, penalties, payments or levies under applicable Laws;

            (v) There are no outstanding stock appreciation rights, phantom equity, profit saving plan or similar rights, agreements, arrangements or commitments payable to directors, officers or employees based upon the revenue, value, income or any other attribute of Optimal or any of its Subsidiaries; and

            (vi) Notwithstanding anything in this Agreement to the contrary, the term Optimal Benefit Plans does not include any Optimal Benefit Plan that is subject to the provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended. Each employee benefit plan that would be an Optimal Benefit Plan except for the fact that it is subject to the provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, complies in all material aspects and has been administered in compliance in all material aspects with Laws and their terms and any failure to so comply would not have a Material Adverse Effect on Optimal.

      (p) Environmental. Except as set out in the Optimal Disclosure Letter or as Publicly Disclosed by Optimal and except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Optimal, to the knowledge of
            Optimal:

            (i) all operations of Optimal and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws; and

            (ii)  neither Optimal nor any of its Subsidiaries is subject to:

                  (A) any Environmental Law or terms of any environmental authorization, period or licence which requires or may require any material work, repairs, construction, change in business practices or operations, or expenditures; or

                  (B) any written demand, notice or order with respect to a breach of or liability under any Environmental Laws applicable to Optimal or any of its Subsidiaries.

      (q) Compliance with Laws. Except as set out in the Optimal Disclosure Letter or as Publicly Disclosed by Optimal, Optimal and its Subsidiaries have complied in all material respects with and are not in violation of any applicable Laws, other than non-compliance or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Optimal. Without limiting the generality of the foregoing, all securities of Optimal (including, all options, warrants, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, warrants, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

      (r)   Tax Matters. Except as set out in the Optimal Disclosure Letter:

            (i) Optimal and each of its Subsidiaries have filed, or caused to be filed, all Tax Returns required to be filed by them in the form and within the time prescribed under applicable Laws for so doing (all of which Tax Returns were true and complete). Terra and each of its Subsidiaries have duly and timely paid, collected, withheld and remitted all Taxes (including all instalments on account of Taxes) each of them is required to pay, collect, withhold or remit (respectively) and the Optimal Financial Statements contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such Optimal Financial Statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. On a consolidated basis, Optimal has made adequate provision in accordance with Canadian generally accepted accounting principles in its books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by the Optimal Financial Statements.

            (ii) All Tax Returns of Optimal and its Subsidiaries have been assessed and all deficiencies proposed with respect to Optimal and its Subsidiaries as a result of such assessments or reassessments of the Tax Returns have been paid or settled. There are no proceedings, investigations, audits or claims now pending or, to the knowledge of Optimal, threatened against Optimal or any of its Subsidiaries in respect of any material amount of Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to a material amount of Taxes. No written claim (or to the knowledge of Optimal, other claims) has ever been made by a Governmental Authority in a jurisdiction where neither Optimal nor any of its Subsidiaries file Tax Returns that Optimal or any Subsidiary is or may be subject to taxation in that jurisdiction. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due or payable. Neither Optimal nor any of its Subsidiaries has acquired property from another person for consideration, the value of which is less than the fair market value of the property acquired, in circumstances which could subject Optimal or a Subsidiary, as applicable, to liability for any Taxes of such other person who was, at the time the property was acquired, a member of the same combined, affiliated, related or consolidated group, or under common control with Optimal or any such Subsidiary (including pursuant to section 160 of the Tax Act). Since December 31, 2000, none of Optimal nor any of its Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which
                  (i) to file any Tax Return covering any Taxes for which Optimal or any of its Subsidiaries is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which Optimal or any of its Subsidiaries is or may be liable; or (iii) Optimal or any of its Subsidiaries is required to pay or remit any Taxes or amounts on account of Taxes. None of Optimal nor any of its Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which any Governmental Authority may assess or collect Taxes for which Optimal or any of its Subsidiaries is or may be liable. Neither Optimal nor any of its Subsidiaries is a party to any tax sharing or other similar agreement or arrangement of any nature with any other Person (other than Optimal or any of its Subsidiaries) pursuant to which Optimal or any of its Subsidiaries has or could have any material liabilities in respect of Taxes, other than any liability arising under an agreement providing for the sale or other disposition of property by Optimal or any of its Subsidiaries. Neither Optimal nor any of its Subsidiaries has received a material refund of any Taxes to which it was not entitled; and

            (iii) For purposes of this Section 3.2(r), the term "material amount of Taxes" shall mean an amount of Taxes that is material to Optimal and its Subsidiaries taken as a whole.

      (s) Licences etc. Optimal and each of its Subsidiaries owns, possesses, or has obtained and is in compliance with all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Authority necessary to conduct its business as now conducted except where failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Optimal.

      (t) Property. Neither of Optimal nor any of its Subsidiaries owns any immovable (real) property. Neither Optimal nor any of its Subsidiaries is in default under any lease or sublease relating to immovable (real) property which would give the other party the right to terminate the lease or sublease as the case may be.

      (u) Non-Arm's Length Transactions. Except as set out in the Optimal Disclosure Letter or as Publicly Disclosed by Optimal, there are no material Contracts or other transactions between Optimal or any of its Subsidiaries, on the one hand, and any (i) officer or director of Optimal or any of its Subsidiaries, (ii) any holder of record or beneficial owner of 5% or more of the voting securities of Optimal, or (iii) any Affiliate or associate of any such officer, director or beneficial owner, on the other hand.

      (v) Fees. There are no agreements that could give rise to any claim for an advisory fee, success fee, brokerage commission, finder's fee or other like payment against Optimal or any of its Subsidiaries in connection with the Transaction.

      (w) Cumulative Breach. The breaches, if any, of the representations made by Optimal in this Agreement that would occur if all references in such representations to phrases concerning materiality, were deleted, are not breaches that in the aggregate represent circumstances which (i) have or would reasonably be expected to have a Material Adverse Effect on Optimal, or (ii) constitute, or would reasonably be expected to constitute, a Material Adverse Change in respect of Optimal.

3.3   Survival

      For greater certainty, the representations and warranties of Terra and Optimal contained herein shall survive the execution and delivery of this Agreement but shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the day after the Effective Date. Any investigation by a Party and its advisors shall not mitigate, diminish or affect the representations and warranties of the other Party.

                                    ARTICLE 4
                                    COVENANTS

4.1   Retention of Goodwill

      During the Pre-Effective Date Period, Terra will, subject to the fact that a transaction involving its business is contemplated hereby, continue to carry on the business of Terra and its Subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Article 4. The provisions of Section 4.2(a) are intended to be in furtherance of this general commitment.

4.2   Covenants of Terra

      (a) Terra covenants and agrees that, during the Pre-Effective Date Period, except (i) with the consent of Optimal to any deviation therefrom; (ii) as set out in the Disclosure Letter; (iii) as Publicly Disclosed by Terra; (iv) with respect to any matter expressly contemplated by this Agreement or Ancillary Documents, including the transactions involving the business of Terra and Optimal contemplated by such documents, or (v) as required by Law; Terra will, and will cause each of its Subsidiaries to:

            (i) continue to carry on its business in the ordinary course consistent with past practice in all material respects, and to use commercially reasonable efforts to preserve intact its present business organization and its relationships with those having material business dealings with it, to the end that its goodwill and business shall be maintained; provided, however, that no action by Terra or its Subsidiaries with respect to matters specifically addressed by any other provision of this
                  Section 4.2(a) shall be deemed a breach of this Section 4.2(a) unless such action would constitute a breach of one or more of such other provisions;

            (ii) not split, consolidate or reclassify any of the outstanding shares of Terra nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Terra;

            (iii) not amend the articles or by-laws of Terra or amend the articles or by-laws of any of its Subsidiaries that is not wholly owned in a manner that would affect its ownership or control by Terra;

            (iv) not sell, pledge, encumber, allot, reserve, set aside or issue, or purchase or redeem, any shares in its capital or the capital of any of its Subsidiaries or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other securities having a right to vote or convertible or exchangeable into such shares or securities, except for: (A) transactions between two or more wholly owned Terra Subsidiaries or between a wholly-owned Subsidiary of Terra and Terra; (B) the issuance of Terra Shares pursuant to Terra Options and Terra Warrants granted prior to the date of this Agreement; and (C) the issuance of Terra Options pursuant to Section 2.8(c);

            (v) not amend, vary or modify the Terra Stock Option Plan, Terra Options or Terra Benefit Plans involving Terra Shares or phantom equity, including any action to vest unvested Terra Options or accelerate the release or expiry date of any hold period relating to the Terra Shares;

            (vi) not reorganize, amalgamate or merge Terra or any of its Subsidiaries with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing a substantial equity interest or substantial portion of the business of, any business or Person, which acquisition would be material to Terra's business or financial condition on a consolidated basis;

            (vii) not sell, lease, encumber or otherwise dispose of any material assets except (A) transactions between two or more wholly owned Terra Subsidiaries or between a wholly-owned Subsidiary of Terra and Terra; or (B) with respect to the sale of inventory of Terra or any Subsidiary in the ordinary course of business consistent with past practice;

           (viii) not:

                  (A) in the case of directors and officers of Terra, enter into or modify any employment, retention, severance, or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, retention, severance or termination pay to or any other form of compensation to, or increase the benefits payable to, or make any loan to, any officers or directors of Terra or any of its Subsidiaries other than as contemplated by this Agreement or required under the terms of a Terra Benefit Plan, existing bonus plan or written employment agreement in effect prior to the date of this Agreement (or permitted to be entered under this Agreement); or

                  (B) in the case of employees who are not officers or directors of Terra or any of its Subsidiaries, take any action with respect to the entering into or modification of any employment, retention, severance, collective bargaining or similar agreements, policies or arrangements or grant any bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, retention, severance or termination pay or any other form of compensation that are individually or in the aggregate material to Terra and its Subsidiaries on a consolidated basis or increase the benefits payable to, or make any loans to employees that are individually or in the aggregate material to Terra and its Subsidiaries on a consolidated basis, other than as required by Law, or as contemplated by this Agreement or as required under the terms of a Terra Benefit Plan, existing bonus plan or written employment agreement in effect prior to the date of this Agreement (or permitted to be entered under this Agreement) or for annual increases in the ordinary course of business consistent with past practice or in connection with promotions in the ordinary course of business consistent with past practice;

            (ix) not guarantee the payment of material indebtedness of another Person or enter into any "keep well" or other agreement having the economic effect of the foregoing (other than in respect of a wholly owned Affiliate or pursuant to contractual obligations in effect prior to the date of this Agreement);

            (x) not incur indebtedness for money borrowed or issue or sell any debt securities or warrants or other rights to acquire debt securities other than (A) in connection with the renewal or replacement (on substantially equivalent terms) of existing credit facilities; or (B) for short term indebtedness incurred in the ordinary course of business consistent with past practice;

            (xi) not, except in the ordinary course of business consistent with past practice: (A) satisfy or settle any claims or liabilities substantially prior to the same being due, except such as have been reserved against in the Financial Statements or which are, individually or in the aggregate, not material to Terra on a consolidated basis; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material to Terra on a consolidated basis; or (C) enter into any interest rate, currency equity or commodity swaps, hedges or other similar financial instruments;

            (xii) not make any changes to existing accounting policies relating to Terra or any of its Subsidiaries, except as required by Law or a Government Authority or required by applicable generally accepted accounting principles;

           (xiii) use its reasonable commercial efforts (or cause each of its Subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

            (xiv) not make any loan, advances or capital contributions to, or investments in, any other Person, except for:

                        (A) loans or investments by Terra or a Subsidiary of Terra to or in Terra or any Subsidiary of Terra or, in the ordinary course of business consistent with past practice, any other Person in which Terra or any Subsidiary has an existing equity interest; or

                        (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Terra on a consolidated basis (provided that none of such transactions referred to in this clause presents a material risk of making it more difficult to obtain, under applicable Laws, any approval or authorization required in connection with the transactions contemplated by this Agreement);

            (xv) not incur or commit to any capital expenditures except in the ordinary course of business provided that such capital expenditures are reflect in the financial projections provided to Optimal;

            (xvi) not make any changes to existing accounting practices relating to Terra or any of its Subsidiaries, except as required by Law or a Government Authority or required by applicable generally accepted accounting principles;

            (xvii) not make or rescind any material express or deemed election relating to Taxes;

            (xviii) not make a request for a Tax ruling or enter into any material agreement with any Governmental Authority with respect to Taxes;

            (xix) not settle or compromise any material assessment,
                  reassessment, litigation, arbitration, investigation, audit or dispute relating to Taxes;

            (xx) not change in any material respect any of its methods of reporting income, deductions or accounting for Tax purposes from those employed in the preparation of its most recently filed Tax Returns, except as may be required by applicable Law;

            (xxi) promptly inform Optimal as to any material communication in respect of Taxes received by it after the date hereof from any Governmental Authority;

            (xxii) not authorize, agree or propose to take any actions prohibited by this Section 4.2(a).

      (b) During the Pre-Effective Date Period, Terra shall and shall cause its Subsidiaries to perform all obligations required or desirable to be performed by Terra or any of its Subsidiaries under this Agreement, co-operate with Optimal in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Terra shall and where appropriate shall cause its Subsidiaries to:

            (i) use commercially reasonable efforts to obtain the requisite approvals of the Terra Shareholders to the Terra Resolution including participating in joint presentations to Terra Shareholders and Optimal Shareholders, except to the extent that the board of directors of Terra has withdrawn, modified or qualified its recommendation to shareholders in accordance with the terms of this Agreement;

            (ii) advise Optimal as requested, and on a daily basis on each of the last seven Business Days prior to the Terra Meeting as to the aggregate tally of the proxies and votes received in respect of the Terra Meeting and all matters to be considered at such meeting;

            (iii) apply for and use commercially reasonable efforts to obtain all Regulatory Approvals relating to Terra or any of its Subsidiaries or to the Transaction and, in doing so, to keep Optimal informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Optimal with copies of all related applications and notifications, in draft form, in order for Optimal to provide its reasonable comments and providing Optimal with copies of all material correspondence;

            (iv) use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Authorities from Terra or any of its Subsidiaries relating to the Transaction;

            (v) use commercially reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Terra or any of its Subsidiaries in connection with the Transaction from other parties to any material loan agreements, leases or other material contracts;

            (vi) use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Terra or its Subsidiaries with respect to the transactions contemplated by this Agreement;

            (vii) use commercially reasonable efforts to defend all lawsuits and other legal, regulatory or other proceedings to which it is a party, challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement;

           (viii) use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order relating to Terra or other order which may adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

            (ix) provide Optimal with a copy of any purported exercise of the Dissent Rights and written communications with any holders exercising or purporting to exercise Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Transaction;

            (x) promptly advise Optimal orally and, if then requested, in writing:

                  (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Terra contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect;

                  (B)   of any Material Adverse Change in respect of Terra; and

                  (C) of any material breach by Terra of any covenant or agreement contained in this Agreement; and

            (xi) use commercially reasonable efforts to ensure that Terra's Affiliates (for the purposes of Rule 145 under the 1933 Act) execute and deliver an Affiliate's Letter to Optimal on or prior to the Effective Date.

4.3   Covenants of Optimal

      (a) Optimal covenants and agrees that, during the Pre-Effective Date Period, except (i) with the consent of Terra to any deviation therefrom, which consent shall not be unreasonably withheld or delayed; (ii) as set out in the Optimal Disclosure Letter; (iii) as Publicly Disclosed by Optimal; (iv) with respect to any matter expressly contemplated by this Agreement or Ancillary Documents, including the transactions involving the business of Optimal and Terra contemplated by such documents; or (v) as required by Law; Optimal will, and will cause each of its Subsidiaries to:

            (i) not split, consolidate or, except as permitted by Section 4.8, reclassify any of the outstanding shares of Optimal nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Optimal;

            (ii) except as permitted by Section 4.8, not amend the articles or by-laws of Optimal or amend the articles or by laws of any of its Subsidiaries that is not wholly owned in a manner that would affect its ownership or control by Optimal;

            (iii) not purchase or redeem any shares in its capital or the capital of any of its Subsidiaries or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other securities having a right to vote or convertible or exchangeable into such shares or securities, except for transactions between two or more wholly owned Optimal Subsidiaries or between a wholly owned Subsidiary of Optimal and Optimal;

            (iv) except as permitted by Section 4.8, not reorganize, amalgamate or merge Optimal or any of its Subsidiaries with any other Person;

            (v) not change in any material respect any of its methods of reporting income, deductions or accounting for Tax purposes from those employed in the preparation of its most recently filed Tax Returns, except as may be required by applicable Law; and

            (vi) not authorize, agree or propose to take any actions prohibited by this Section 4.3(a).

      (b) Optimal shall and shall cause its Subsidiaries to perform all obligations required or desirable to be performed by Optimal or by any of its Subsidiaries under this Agreement, to co-operate with Terra in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

            (i) to apply for and use commercially reasonable efforts to obtain all Regulatory Approvals relating to the Transaction and, in doing so, to keep Terra informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Terra with copies of all related applications and notifications, in draft form, in order for Terra to provide its reasonable comments and providing Terra with copies of all material correspondence;

            (ii) to effect all necessary registrations, filings and submissions of information required by Governmental Authorities from Optimal or its Subsidiaries relating to the Transaction;

            (iii) to use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Optimal or its Subsidiaries with respect to the transactions contemplated by this Agreement;

            (iv) to use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings, to which it is a party, challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement;

            (v) to use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Optimal which may adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement; and

            (vi) to promptly advise Terra orally and, if then requested, in writing:

                  (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Optimal contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect;

                  (B)   of any Material Adverse Change in respect of Optimal;
                        and

                  (C) of any material breach by Optimal of any covenant or agreement contained in this Agreement.

4.4   Terra Covenants Regarding Non-Solicitation

      (a) Terra shall, and shall cause the officers, directors, employees, representatives and agents of Terra and its Subsidiaries to, cease immediately all current discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, and request and enforce the return or destruction of all confidential information provided in connection therewith. Terra shall not release any third party from any confidentiality agreement or standstill agreement. Prior to the Effective Time, Terra shall confirm to Optimal that third parties with whom it has discussed any Acquisition Proposal in the last six months have either returned such confidential information or have certified its destruction.

      (b) Subject to Section 4.5, Terra shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any investment banker, lawyer or accountant) or agent of Terra or any of its Subsidiaries (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or provide any confidential information with respect to, any Acquisition Proposal, (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, or (iv) accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal.

      (c) Notwithstanding Section 4.4(b) and any other provision of this Agreement, nothing shall prevent the board of directors of Terra from (i) taking any action to the extent ordered or otherwise mandated by any court of competent jurisdiction, or (ii) from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to Section 4.4(e), if and only to the extent that, in any such case referred to in clause (ii), (A) Terra has complied with
            Section 4.4 and (B) the board of directors of Terra concludes in good faith in the case of clause (ii), after consultation with their outside legal and financial advisors, that (x) any required financing of such Acquisition Proposal is reasonably likely to be obtained; and that (y) in the case of clause (ii) that, after taking the steps contemplated in clause (ii), it is reasonably likely that the board of directors of Terra would determine that such Acquisition Proposal is a Superior Proposal.

      (d) Terra shall forthwith notify Optimal of any Acquisition Proposal and any inquiry of which a director or an officer of Terra or Terra's financial advisor is made aware that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Terra or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Terra or any of its Subsidiaries by any Person. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as Optimal may reasonably request. Terra shall promptly (and in any event within 24 hours) advise Optimal of any material modification or proposed modification to any such Acquisition Proposal or inquiry.

      (e) If Terra receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Terra is permitted, subject to and as contemplated under Section 4.4(c), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the board of directors of Terra may, subject to the execution by such Person of a confidentiality agreement containing employee non-solicitation provisions substantially similar to those contained in this Agreement and the Confidentiality Agreement provide such Person with access to information regarding Terra; provided that Terra sends a copy of any such confidentiality agreement to Optimal promptly upon its execution and Optimal is provided with a list of, and copies of, the information provided to such Person and is also provided upon request with access to similar information to which such Person was provided on a timely basis.

      (f) Terra shall ensure that its officers, directors and employees and its Subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it or its Subsidiaries are aware of the provisions of this Section 4.4, and Terra shall be responsible for any breach of this Section
            4.4 by its and its Subsidiaries' officers, directors, employees, representatives or agents.

4.5   Matching Rights

      (a) Notwithstanding Section 4.4(b), Terra may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an unsolicited Superior Proposal if, and only if: (i) it has complied with this Article 4; (ii) it has provided Optimal with a copy of the Superior Proposal document; (iii) five Business Days (the "Match Period") shall have elapsed from the later of the date Optimal received written notice advising Optimal that Terra's board of directors has resolved, subject only to compliance with this
            Section 4.5, to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal and the date Optimal received a copy of such Superior Proposal and (iv) at the Expiry of the Match Period it remains a Superior Proposal under Section 4.5(b). In such circumstances, Terra's board of directors may also withdraw, modify or qualify its recommendation of the Transaction. In the event that Terra provides Optimal with the notice contemplated in this Section on a date that is less than five Business Days prior to the Terra Meeting, if requested by Optimal, Terra shall adjourn the Terra Meeting to a date that is not less than seven Business Days and not more than ten Business Days after the date of such notice.

      (b) During the Match Period, Terra agrees that Optimal shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The board of directors of Terra will review any offer by Optimal to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties (but without regard to any requirement for approval or further approval by Optimal's Shareholders, unless it has reasonable grounds to expect that such shareholder approval will not be obtained), whether Optimal's offer upon acceptance by Terra would result in such Superior Proposal ceasing to be a Superior Proposal. If the board of directors of Terra so determines, it will enter into an amended agreement with Optimal reflecting Optimal's amended proposal. If the board of directors of Terra continues to believe, in good faith, after consultation with its financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal (without regard to any requirement for approval or further approval by Optimal's Shareholders, unless it has reasonable grounds to expect that such shareholder approval will not be obtained) and therefore rejects Optimal's amended proposal, at the expiry of the Match Period in accordance with Section 4.5(a), Terra may approve, recommend, accept or enter into an agreement, understanding or arrangement with respect to the Superior Proposal; provided that such acceptance or agreement does not obligate Terra or any other Person to seek to interfere with the completion of the Transaction or impose on Terra or any subsidiary any "break", "hello" or other fees or options or rights to acquire assets or securities, or any other obligations that would survive the Effective Date, unless and until this Agreement is terminated in accordance with its terms and the fees referred to in Section 6.3(a) are paid. In addition, in such circumstances, Terra may proceed with such approvals, consents, filings with, of or required by Governmental Authorities and such other Person as Terra shall consider appropriate in order to consummate such Superior Proposal, provided that such activity does not interfere with the completion of the Transaction. If as a result of the application of this
            Section 4.5 there is another Acquisition Proposal that is a Superior Proposal to be considered at the Terra Meeting, the order of presentation, signage, proxy forms and other matters related thereto shall be acceptable to Optimal.

      (c) Subject to the last sentence of Section 4.5(a), nothing contained in this Section 4.5 shall limit in any way the obligation of Terra to convene and hold the Terra Meeting in accordance with Section 2.2 of this Agreement.

      (d) Terra acknowledges and agrees that each successive material amendment to any Acquisition Proposal, including any amendment to the consideration for Terra Shares, shall constitute a new Acquisition Proposal requiring the initiation of a new Match Period in respect of that amended Acquisition Proposal.

4.6   Access to Information

      (a) Subject to applicable Laws, upon reasonable notice, Terra shall (and shall cause each of its Subsidiaries to) afford Optimal's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its Subsidiaries' properties, books, contracts and records as well as to its management personnel, and, during such period,

            Terra shall (and shall cause each of its Subsidiaries to) furnish promptly to Optimal all information concerning Terra's and its Subsidiaries' businesses, properties and personnel as Optimal may reasonably request. Subject to applicable Laws, upon reasonable notice, Optimal shall afford Terra's Representatives the opportunity, upon reasonable notice and during normal business hours from the date hereof and until the earlier of the Effective Date or termination of this Agreement, to speak to appropriate Optimal management personnel as Terra may reasonably request, without materially interfering with their other responsibilities.

4.7   Optimal Board Designees

      At the Effective Time, Optimal shall cause two mutually agreed upon individuals to be appointed to the board of directors of Optimal (the "Optimal Board") and shall cause such individuals to be nominated for election to the Optimal Board at the next annual meeting of Optimal Shareholders.

4.8   Optimal Covenant Regarding Non-Solicitation

      During the Pre-Effective Date Period, Optimal shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any investment banker, lawyer or accountant) or agent of Optimal or any of its Subsidiaries, solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding a Change of Control; provided, however, that nothing contained in this Section 4.8 or any other provision of this Agreement shall prevent the Optimal Board from responding to an unsolicited proposal or offer from, providing information to, or entering into any agreement with, any other Person, if the Optimal Board determines in good faith that it is required to do so in order to properly discharge its fiduciary duties.

4.9   Indemnification

      (a) Optimal agrees that all rights to indemnification or exculpation existing in favour of the directors or officers of Terra or any Subsidiary as provided in its articles or by-laws as at the date of the Confidentiality Agreement shall survive the Transaction and shall continue in full force and effect for a period of not less than six years from the Effective Time.

      (b) There shall be maintained in effect, for not less than six years from the Effective Time, coverage substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Terra or any of its Subsidiaries, as the case may be, which is no less advantageous, and with no gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided that in no event shall Optimal be required to expend in any one year an amount in excess of 200% and if the annual premiums of such insurance coverage exceed such amount, Optimal shall be obligated to obtain a substantially similar policy with the greatest coverage available (as to quantum and events) for such maximum cost. Alternatively, at Optimal's option, it may cause Terra to purchase "run-off" directors' and officers' liability insurance providing coverage substantially as favourable to such directors and officers as that in effect under such current policies to cover prior events during such six year period or the balance thereof.

                                    ARTICLE 5
                                   CONDITIONS

5.1   Mutual Conditions Precedent

      The respective obligations of the Parties to complete the Transaction shall be subject to the satisfaction, on or before the Effective Time, of the following conditions precedent, each of which may only be waived by the mutual consent of Optimal and Terra:

      (a) the Terra Resolution shall have been approved at the Terra Meeting by not less than 66 2/3% of votes cast by the Terra Shareholders who are represented at the Terra Meeting;

      (b) the Articles of Amalgamation shall be in content consistent with this Agreement and in form satisfactory to the Parties acting reasonably in that context;

      (c) the Optimal Shareholders shall have approved the Optimal Resolution at the Optimal Meeting by a simple majority of the votes cast at the Optimal Meeting;

      (d) there shall not be in force any Law, final and non-appealable injunction, order or decree prohibiting, restraining or enjoining the consummation of the Transaction;

      (e) the Regulatory Approvals shall have been obtained or satisfied on terms and conditions satisfactory to Optimal and Terra acting reasonably, (but in case of Terra only insofar as it would directly materially adversely affect Terra Shareholders);

      (f) other than the Regulatory Approvals, all consents, waivers, permits, orders and approvals of any Governmental Authority, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Transaction, the failure of which to obtain or the non-expiry of which would constitute a criminal offence or would have a Material Adverse Effect on Optimal or Terra, as the case may be, shall have been obtained or satisfied on terms that could not reasonably be expected to have a Material Adverse Effect on Optimal and/or Terra;

      (g) the orders referred to in Section 2.6 shall have been obtained, and the Optimal Shares issuable pursuant to the Transaction and upon the exercise of the New Terra Options, the Terra Warrants, the Terra Broker Warrants, the AOL Warrant and the EBS Warrant shall have been approved for quotation on NASDAQ, subject to the filing of required documentation, notice of issuance and/or other usual requirements and compliance with all applicable securities laws; and

      (h)   this Agreement shall not have been terminated pursuant to Article 6.

5.2   Additional Conditions Precedent to the Obligations of Optimal

      (a) The obligation of Optimal to complete the Transaction shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for Optimal's exclusive benefit and may be waived by Optimal):

            (i) all covenants of Terra under this Agreement to be performed on or before the Effective Time shall have been duly performed by Terra and Optimal shall have received a certificate of Terra addressed to Optimal and dated the Effective Date, signed on behalf of Terra by two senior executive officers of Terra (on Terra's behalf and without personal liability), confirming the same as at the Effective Date;

            (ii) (A) the representations and warranties of Terra that are qualified by references to materiality shall be true and correct; (B) the representations and warranties of Terra not so qualified (except Section 3.1(a), Section 3.1(b) and
                  Section 3.1(c)(i) through (iii)) shall be true and correct in all material respects; and (C) the representations in Section 3.1(a), Section 3.1(b) and Section 3.1(c)(i) through (iii) shall be true and correct, in each case as of the Effective Time as if made on and as of such time (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and Optimal shall have received a certificate of Terra addressed to Terra and dated the Effective Date, signed on behalf of Terra by two senior executive officers of Terra (on Terra's behalf and without personal liability), confirming the same as at the Effective Date;

            (iii) the board of directors of Terra shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Terra and its Subsidiaries to permit the consummation of the Transaction;

            (iv) during the Pre-Effective Date Period, there shall not have occurred or have been disclosed to the public, in each case if previously undisclosed to the public or Optimal, a Material Adverse Change to Terra;

            (v) there shall not be pending or threatened in writing any suit, action or proceeding by any Person: (A) seeking to prohibit or restrict the acquisition by Optimal or any of its Subsidiaries of any Terra Shares, seeking to restrain or prohibit the consummation of the Transaction or seeking to obtain from Terra or Optimal any material damages directly or indirectly in connection with the Transaction, (B) seeking to prohibit or materially limit the ownership or operation by Optimal or any of its Subsidiaries of Terra or any material portion of the business or assets of Terra or any of its Subsidiaries or to compel Optimal or any of its Subsidiaries to dispose of or hold separate any portion of the business or assets of Terra or any of its Subsidiaries, (C) seeking to impose limitations on the ability of Optimal or any of its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any Terra Shares, including the right to vote the Terra Shares to be acquired by them on all matters properly presented to the shareholders of Terra, (D) seeking to prohibit Optimal or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Terra or any of its Subsidiaries or (E) which, if successful, in the judgement of Optimal is reasonably likely to have a Material Adverse Effect on Terra or Optimal; and

            (vi) the Holders of Terra Shares representing in excess of 10% of the outstanding Terra Shares shall not have exercised Dissent Rights in connection with the Amalgamation that have not been withdrawn.

      (b) Optimal may not rely on the failure to satisfy any of the conditions precedent in Section 5.1 or Section 5.2 if the condition precedent would have been satisfied but for a material default by Optimal in complying with its obligations in this Agreement.

5.3   Additional Conditions Precedent to the Obligations of Terra

      (a) The obligation of Terra to complete the Transaction shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Terra and may be waived by Terra):

            (i) all covenants of Optimal under this Agreement to be performed on or before the Effective Time shall have been duly performed, and

                  Terra shall have received a certificate of Optimal addressed to Terra and dated the Effective Date, signed on behalf of Optimal by two senior executive officers of Optimal (on Optimal's behalf and without personal liability), confirming the same as at the Effective Date;

            (ii) (A) the representations and warranties of Optimal that are qualified by references to materiality shall be true and correct; (B) the representations and warranties of Optimal not so qualified (except Section 3.2(a), Section 3.2(b) and
                  Section 3.2(c)(i) through (iii)) shall be true and correct in all material respects; and (C) the representations in Section 3.2(a), Section 3.2(b) and Section 3.2(c)(i) through (iii) shall be true and correct, in each case as of the Effective Time as if made on and as of such time except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and Terra shall have received a certificate of Optimal addressed to Terra and dated the Effective Date, signed on behalf of Optimal by two senior executive officers of Optimal (on Optimal's behalf and without personal liability), confirming the same as at the Effective Date;

            (iii) the Optimal Board shall have adopted all necessary
                  resolutions, and all other necessary corporate action shall have been taken by Optimal to permit the consummation of the Transaction and the issue of Optimal Shares upon the due exercise of New Terra Options and the Terra Warrants in accordance with their terms, including the payment of the exercise price;

            (iv) during the Pre-Effective Date Period, there shall not have occurred or have been disclosed to the public, in each case if previously undisclosed to the public or Terra, a Material Adverse Change to Optimal; and

            (v) there shall not be pending or threatened in writing any suit, action or proceeding by any Person: (A) seeking to prohibit or restrict the acquisition by Terra Shareholders of any Optimal Shares, seeking to restrain or prohibit the consummation of the Transaction or seeking to obtain from Optimal or Terra any material damages directly or indirectly in connection with the Transaction, or (B) which, if successful, in the judgement of Terra is reasonably likely to have a Material Adverse Effect on Optimal or Terra.

      (b) Terra may not rely on the failure to satisfy any of the conditions precedents in Section 5.1 or Section 5.3 if the condition precedent would have been satisfied but for a material default by Terra in complying with its obligations in this Agreement.

5.4   Notice and Cure Provisions

      (a) Optimal and Terra will give prompt notice to the other of the occurrence, or failure to occur, at any time during the Pre-Effective Period of any event or state of facts which occurrence or failure would, or would be likely to:

            (i) cause any of the representations or warranties of it contained in this Agreement to be untrue or inaccurate on the date hereof or on the Effective Time such that the conditions set forth in Section 5.2 or Section 5.3, as applicable, would not be satisfied as of the Effective Time; or

            (ii) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other under this Agreement prior to the Effective Time such that the conditions set forth in
                  Section 5.2 or Section 5.3, as applicable, would not be satisfied as of the Effective Time.

      (b) Neither Optimal nor Terra may seek to rely upon any conditions precedent contained in Section 5.1, Section 5.2 or Section 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Amalgamation for acceptance by the Director, Optimal or Terra, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which Optimal or Terra, as the case may be, are asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Terra or Optimal, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible to being cured (for greater certainty, except by way of disclosure in the case of representations and warranties), the other may not terminate this Agreement as a result thereof until the earlier of the Outside Date and 60 days from delivery of such notice. If such notice has been delivered prior to the date of the Terra Meeting and/or the Optimal Meeting, such meetings shall, unless the Parties agree otherwise, be postponed or adjourned until the expiry of such period. If such notice has been delivered prior to the filing of the Articles of Amalgamation with the Director, such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without a Material Adverse Effect on the Party in breach, this Agreement may not be terminated as a result of the cured breach.

5.5   Satisfaction of Conditions

      The conditions precedent set out in Section 5.1, Section 5.2 and Section 5.3, shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of Optimal and Terra, a Certificate of Amalgamation in respect of the Amalgamation is issued by the Director.

                                    ARTICLE 6
                            AMENDMENT AND TERMINATION

6.1   Amendment

      (a) This Agreement may, at any time and from time to time before or after the holding of the Terra Meeting or the Optimal Meeting but not later than the Effective Date, be amended by mutual written agreement of the Parties, and any such amendment may, without further shareholder approvals, subject to applicable Laws, without limitation:

            (i) change the time for performance of any of the obligations or acts of the Parties;

            (ii) waive any inaccuracies or modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

            (iii) waive compliance with or modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

            (iv) waive compliance with or modify any conditions precedent contained in this Agreement provided that any such change does not decrease the consideration payable to Terra Shareholders.

      (b) During the Pre-Effective Date Period, the Parties will use commercially reasonable efforts to maximize present and future financial and tax planning opportunities for Optimal and Terra as a subsidiary of Optimal as and to the extent that the same shall not prejudice any Party or its securityholders. The Parties will ensure that such planning activities do not impede the progress of the Transaction in any material way. If, at the request of Optimal, Terra effects any transaction before the Effective Date for such purposes, Optimal will be responsible for any structuring and unwinding costs if the Transaction is not consummated.

6.2   Termination

      (a) If any condition contained in Section 5.1 or Section 5.2 is not satisfied at or before the Effective Time, then Optimal may, subject to Section 5.4 and to Section 5.2(b), by notice to Terra terminate this Agreement and the obligations of the Parties hereunder (except as otherwise herein provided, including under Section 6.3), but without detracting from the rights of Optimal arising from any breach by Terra but for which the condition would have been satisfied.

      (b) If any condition contained in Section 5.1 or Section 5.3 is not satisfied at or before the Effective Time, then Terra may, subject to Section 5.4 and to Section 5.3(b), by notice to Optimal terminate this Agreement and the obligations of the Parties hereunder (except as otherwise herein provided, including under Section 6.3), but without detracting from the rights of Terra arising from any breach by Optimal but for which the condition would have been satisfied.

      (c)   This Agreement may:

            (i) be terminated by the mutual agreement of Terra and Optimal, (and for greater certainty, without further action on the part of the Terra Shareholders or the Optimal Shareholders if terminated after the holding of the Terra Meeting or the Optimal Meeting, as applicable);

            (ii) be terminated by either Terra or Optimal if there shall be passed any Law that makes consummation of the Amalgamation illegal or otherwise prohibited;

            (iii) be terminated by Optimal, if (A) the board of directors of
                  Terra shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Optimal its approval or recommendation of this Agreement, the Transaction or the Terra Resolution (unless the condition set forth in Section 5.3(a)(iv) is not satisfied or Optimal shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.3(b) and Section 5.4, Terra would be entitled to rely on the failure of a condition set forth in
                  Section 5.3(a) as a reason not to complete the Transaction), or (B) the board of directors of Terra shall have approved or recommended any Acquisition Proposal other than the Transaction;

            (iv) be terminated by Terra, if the Optimal Board shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Terra its approval or recommendation of this

                  Agreement, the Transaction or the Optimal Resolution (unless the condition set forth in Section 5.2(a)(iv) is not satisfied or Terra shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.2(b) and Section 5.4, Optimal would be entitled to rely on the failure of a condition set forth in Section 5.25.2(a) as a reason not to complete the Transaction);

            (v) be terminated by either Optimal or Terra, if either the Terra Shareholder approval or Optimal Shareholder approval shall not have been obtained by reason of the failure to obtain the requisite vote set out in Section 5.1 at the Terra Meeting or the Optimal Meeting, respectively;

            (vi) be terminated by Optimal if the Terra Meeting has not occurred on or before the Terra Meeting Date (unless the condition set forth in Section 5.3(a)(iv) is not satisfied or Optimal shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.3(b) and Section 5.4, Terra would be entitled to rely on the failure of a condition set forth in
                  Section 5.3(a) as a reason not to complete the Transaction);
                  or

            (vii) be terminated by Terra if the Optimal Meeting has not occurred on or before the Optimal Meeting Date (unless the condition set forth in Section 5.2(a)(iv) is not satisfied or Terra shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.2(b) and Section 5.4, Optimal would be entitled to rely on the failure of a condition set forth in Section 5.2(a) as a reason not to complete the Transaction);

      in each case, prior to the Effective Time.

      (d) If the Effective Date has not occurred on or prior to the Outside Date, then, unless otherwise agreed in writing by the Parties, this Agreement shall terminate provided that the right to terminate this Agreement pursuant to this Section 6.2(d) shall not be available to the Party seeking to terminate if any action of such Party or its Affiliates or the failure of such Party or its Affiliates to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time shall have resulted in the conditions contained in Section 5.1, Section 5.2 or Section 5.3 (as applicable) not having been satisfied prior to the Outside Date.

      (e) If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.2, no Party shall have any further liability to perform its obligations under this Agreement except as provided in
            Section 6.3 and as otherwise expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in this Section 6.2(e) shall relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made in this Agreement.

6.3   Break and Other Fees

      (a)   If:

            (i) Optimal shall terminate this Agreement pursuant to Section 6.2(c)(iii);

            (ii) Optimal shall terminate this Agreement pursuant to Section 6.2(a) and an Acquisition Proposal has been publicly made, publicly announced or otherwise publicly disclosed by any Person other than Optimal prior to the Terra Meeting and has not been withdrawn before the Terra Meeting; or

            (iii) Terra shall terminate this Agreement pursuant to Section
                  6.2(b) or Section 6.2(c)(iv), in each case, in circumstances where the requisite Terra Shareholder approval has not been obtained, and an Acquisition Proposal has been publicly made, publicly announced or otherwise publicly disclosed by any Person other than Optimal prior to the Terra Meeting and has not been withdrawn before the Terra Meeting;

      then in any such case Terra shall pay to Optimal the Break Fee in immediately available funds to an account designated by Optimal. Such payment shall be due within one Business Day after demand by Optimal. Terra shall not be obligated to make more than one payment pursuant to this Section 6.3(a).

      (b) If Terra shall terminate this Agreement pursuant to Section 6.2(c)(iv), other than in the circumstances described in Section 6.3(a)(iii), then Optimal shall pay to Terra the Break Fee in immediately available funds to an account designated by Terra. Such payment shall be due within one Business Day after demand by Terra.

      (c) If Optimal shall terminate this Agreement pursuant to Section 6.2(c)(vi) or if the Terra Shareholders shall fail to approve the Transaction at the Terra Meeting (unless the condition set forth in Section 5.3(a)(iv) is not satisfied or Optimal shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.3(b) and Section 5.4, Terra would be entitled to rely on the failure of a condition set forth in Section 5.3(a) as a reason not to complete the Transaction), then, except in the circumstances contemplated in Section 6.2(c)(iv), on the first Business Day following the termination of this Agreement as a result thereof, Terra shall pay to Optimal $500,000 as payment in full of Optimal's out-of-pocket costs and expenses in connection with the Transaction in immediately available funds to an account designated by Optimal. Any payment due under Section 6.3(a) shall be reduced dollar for dollar by any payment previously made under this Section 6.3(c).

      (d) If Terra shall terminate this Agreement pursuant to Section 6.2(c)(vii) or if the Optimal Shareholders shall fail to approve the Optimal Resolution at the Optimal Meeting (unless the condition set forth in Section 5.2(a)(iv) is not satisfied or Terra shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account
            Section 5.4, Optimal would be entitled to rely on the failure of a condition set forth in Section 5.2(a) as a reason not to complete the Transaction) then, except in the circumstances contemplated in
            Section 6.3(a) above, on the first Business Day following the termination of this Agreement as a result thereof, Optimal shall pay to Terra $500,000 as payment in full of Terra's out-of-pocket costs and expenses in connection with the Transaction in immediately available funds to an account designated by Terra. Any payment due under Section 6.3(b) shall be reduced dollar for dollar by any payment previously made under this Section 6.3(d).

6.4   Remedies

      The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party or its representatives and any such breach would cause the non-breaching Party irreparable harm. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the non-breaching Party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

                                    ARTICLE 7
                                     GENERAL

7.1   Notices

      Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or email:

            (a)   If to Optimal, at:

                           4700 de la Savane
                           Suite 101
                           Montreal, Quebec
                           H4P 1T7

                           Attention:        Holden L. Ostrin
                           Telecopier No.:   (514) 738-8355
                           Email:            holdeno@opmr.com

                  with a copy to:

                           Osler, Hoskin & Harcourt LLP
                           1000 de La Gauchetiere Street West
                           Suite 2100
                           Montreal, Quebec
                           H3B 4W5

                           Attention:        Warren M. Katz
                           Telecopier No.:   (514) 904-8101
                           Email:            wkatz@osler.com

            (b)   If to Terra at:

                           2 Place Alexis Nihon
                           Suite 700
                           3500 de Maisonneuve Boulevard West
                           Westmount, Quebec
                           H3Z 3C1

                           Attention:        Mitchell A. Garber
                           Telecopier No.:   (514) 380-2768
                           Email:            mitch@terrapayments.com

                  with a copy to:

                           Stikeman Elliott LLP
                           1155 Rene-Levesque Boulevard West
                           40th Floor
                           Montreal, Quebec
                           H3B 3V2

                           Attention:        Sidney M. Horn and Peter Castiel
                           Telecopier No.:   (514) 397-3222
                           Email:            smhorn@stikeman.com
                                             pcastiel@stikeman.com

      Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

      Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

7.2   Assignment

      Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by any Party without the prior written consent of the other Party, except that Optimal may assign all or part of its rights or obligations, including the rights to acquire the Terra Shares, without reducing its own obligations under this Agreement, to a wholly-owned Subsidiary. Subject to the previous sentence, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns. No third party shall have any rights under this Agreement unless expressly stated to the contrary.

7.3   Further Assurances

      The Parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

7.4   Expenses

      Subject to Section 6.3, the Parties agree that all costs and expenses of the Parties relating to the Transaction and the transactions contemplated by this Agreement, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

7.5   Public Notices

      All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld, unless such disclosure shall be required to meet timely disclosure obligations of any Party under applicable securities Laws and stock exchange rules in circumstances where prior consultation with the other Party is not practicable.

7.6   Execution and Delivery

      This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

      IN WITNESS WHEREOF the Parties have executed this Combination Agreement as of the date first written above.

                                            OPTIMAL ROBOTICS CORP.


                                            By:  /s/ Holden L. Ostrin
                                                 -------------------------------
                                                 Authorized Signing Officer


                                            By:  /s/ Neil S. Wechsler
                                                 -------------------------------
                                                 Authorized Signing Officer



                                            TERRA PAYMENTS INC.


                                            By:  /s/ Mitchell A. Garber
                                                 -------------------------------
                                                 Authorized Signing Officer


                                            By:  /s/ David Schwartz
                                                 -------------------------------
                                                 Authorized Signing Officer